UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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PROXY STATEMENT 2023	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement
Helping people thrive in a connected world.

Welcome Letter
March 23, 2023

Dear Fellow Stockholder:

In 2022, we made progress on our journey to become the leading global business services company supporting the advancement of the connected world. In the face of a challenging macroeconomic environment, we responded with speed and agility and remained focused on serving our clients, customers and employees, and driving long-term stockholder value.

We advanced our key strategic imperatives with our new management team: strengthening our culture and talent, driving growth and innovation and enhancing the customer experience – all while maintaining a rigorous focus on operational efficiency and expense management. We continued to deepen and expand key client relationships with many of the world’s leading brands, while innovating new product and service offerings across our key lines of business to best drive value for the future. Our digital-first strategy continues to deliver tangible savings and meaningful improvements in customer experience. With all of that in mind, we know that our talent remains the cornerstone of our success. We refreshed the key dimensions of our culture in 2022. Articulated as The Assurant Way, our culture truly differentiates us and remains one of our most powerful levers to attract and maintain top, diverse talent to best serve our clients and customers. While the broader macroeconomic challenges impacted parts of our business, we have taken steps to strengthen Assurant for the future.

The Board of Directors and Management Committee of Assurant continue to collaborate closely to ensure that the Company meets its commitments to stakeholders, including our employees, customers, the communities in which we operate - and of course, our stockholders.

As previously announced, Jean-Paul L. Montupet’s retirement from the Board will become effective the day of our 2023 Annual Meeting in accordance with the director retirement policy under our Corporate Governance Guidelines. We would like to thank Jean-Paul for his years of dedication, insight and service, and his valuable contributions to the Company since 2012.
In May 2022, Sari Granat joined our Board as an independent director. Ms. Granat is a seasoned executive who brings to the Board deep expertise in technology, information security, risk management, corporate governance and compliance – all critical areas to protecting and supporting Assurant’s growth. In March 2023, Rajiv Basu joined our Board as an independent director. Mr. Basu brings decades of experience in the financial services industry, with a specialization in insurance and an extensive international portfolio.

As our strategy continues to evolve, our Board has added directors who bring relevant business expertise that underpins our strategic growth enablement, including in areas such as technology, operations, governance and finance, both domestically and globally. These appointments of highly qualified, diverse members to our Board has resulted in the addition of five new independent directors in the last five years. Our directors’ expertise enables them to provide Assurant with sound judgment and global guidance. We believe the Board’s diversity of race, ethnicity, gender, age, background, experience and perspective contributes to its effectiveness in overseeing risk and providing strategic direction that positions Assurant for long-term success and value creation in a dynamic environment. We are proud that nearly two-thirds of our exceptional Board is gender, racially or ethnically diverse.

In 2022, we continued our stockholder engagement program. We spoke with holders of nearly 30% of our outstanding common stock, and highlighted our progress under board refreshment, changes to align the 2023 executive compensation plans with the evolution of the Company’s performance metrics, and advancements in our ESG efforts related to talent, products and climate. We look forward to continuing this important dialogue with our investors in 2023.

i	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Welcome Letter
We invite you to attend the Annual Meeting of Stockholders of Assurant, Inc. to be held virtually on May 11, 2023 at 8:00 a.m. Eastern Time. At the Annual Meeting, you will be asked to elect directors; ratify the appointment of the Company’s independent registered public accounting firm; cast an advisory say-on-pay vote approving the compensation of the Company’s named executive officers for 2022; and cast an advisory vote approving the annual frequency of say-on pay votes. Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by using one of the methods described herein.
Thank you for your continued confidence and support.
Sincerely,

Elaine D. Rosen Non-Executive Chair of the Board Assurant, Inc.	Keith W. Demmings President, Chief Executive Officer and Director Assurant, Inc.

ii	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Notice of 2023 Annual Meeting of Stockholders
Notice of 2023 Annual Meeting of Stockholders

May 11, 2023, 8:00 a.m. Eastern Time

Virtual Meeting Website: www.virtualshareholdermeeting.com/AIZ2023

•To elect thirteen directors named in the accompanying proxy statement to our Board of Directors to serve until the 2024 Annual Meeting of Stockholders;
•To ratify the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2023;
•To cast an advisory say-on-pay vote approving the compensation of the Company’s named executive officers for 2022;
•To cast an advisory vote approving an annual frequency of say-on pay votes; and
•To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Holders of record of the Company’s common stock at the close of business on March 13, 2023 are entitled to receive this notice and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we hope that you will read this proxy statement and submit your vote via the Internet, by telephone, or by requesting a printed copy of the proxy materials and completing, signing and returning the proxy card as instructed.
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 10, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 8, 2023 for shares held in a plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 10, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 8, 2023 for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions.

iii	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Notice of 2023 Annual Meeting of Stockholders
We are relying on the “Notice and Access” rule of the U.S. Securities and Exchange Commission (the “SEC”) that permits companies to provide proxy materials to their stockholders via the Internet, unless they request printed copies of such materials. Electronic delivery allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials. Instructions are provided in our communications to you about how to access the materials and vote. On or about March 23, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials to our stockholders informing them that our proxy statement, 2022 annual report to stockholders and voting instructions are available on the Internet as of such date and will provide a printed or emailed copy of our proxy materials to those stockholders who requested delivery by such methods.

Thank you for your consideration of the proposals listed above.

By Order of the Board of Directors,
Mariana Wisk
Senior Vice President and Corporate Secretary
March 23, 2023

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 11, 2023
The Assurant Proxy Statement and Annual Report are available at
www.proxyvote.com

You will need your 12-digit control number, listed on the Notice, to access these materials and to vote.

EACH VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE PROMPTLY SUBMIT YOUR VOTE VIA THE INTERNET, BY MAIL OR BY TELEPHONE, AS EXPLAINED ABOVE.

iv	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Summary Information
Summary Information
Provided below is a summary of certain information contained in this proxy statement. Before casting your vote, please refer to the complete proxy statement and the 2022 annual report to stockholders.
MATTERS TO BE VOTED ON

	Proposals	Board Recommendation	Page

	Election of 13 Director Nominees	FOR	12

	Ratification of Appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for 2023	FOR	22

	Advisory Approval of 2022 Compensation of Named Executive Officers	FOR	23

Advisory Approval of Annual Frequency of Say-on-Pay Votes	Advisory Approval of the Annual Frequency of Say-on-Pay Votes	FOR	24

2022 HIGHLIGHTS

Assurant, Inc. (“Assurant” or the “Company”) is a leading global business services company that supports, protects and connects major consumer purchases. Assurant supports the advancement of the connected world by partnering with the world’s leading brands to develop innovative solutions and to deliver an enhanced customer experience. Assurant operates in North America, Latin America, Europe and Asia Pacific through two operating segments: Global Lifestyle and Global Housing. With our portfolio of market-leading businesses, we strive for outperformance through sustained profitable growth and disciplined capital deployment.

On January 1, 2022, Keith W. Demmings succeeded as the Company’s Chief Executive Officer and joined the Board of Directors. Under his leadership, the Company made progress in executing on its vision to be the leading global services provider supporting the advancement of the connected world. We continued to strengthen partnerships with key clients and delivered new, innovative solutions, while navigating more volatile market conditions. We deepened our commitment to being a socially responsible company for our stakeholders. Assurant has been recognized as a Great Place to Work in 13 countries, most recently in the U.S. for the second consecutive year. We remain focused on engaging and developing our diverse talent pool through enhanced leadership and skills development programs. The Company continued to focus on reducing its environmental impact and announced in December 2022 its goal to reduce greenhouse gas emissions (GHG) by 40% by 2030.

Our business model represents a group of leading, service-oriented businesses supporting the connected world. In Global Lifestyle, our ability to continuously innovate our products and services supported a stronger and differentiated customer experience. In addition to key partner renewals, we secured new business opportunities and new client partnerships. In Global Housing, we initiated a business transformation, including exiting certain non-core businesses discussed below, as well as international catastrophe-exposed business, where we did not see a path to leadership positions. We took action to mitigate the impact of high inflation within our lender-placed insurance business and have continued to renew clients. While growth from our affinity partnerships in multifamily housing has slowed, our property management channel continues to expand.

v	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Summary Information
Broadly across the Company, we accelerated several initiatives to realize greater efficiencies to position us for continued long-term growth. This included realigning our organizational structure, including in Global Housing, to better deploy talent to support the diverse needs of our businesses. We also accelerated our ongoing real estate consolidation to support work-from-home arrangements given our increasingly hybrid workforce.

Throughout the year, we have maintained a strong balance sheet as we navigated macroeconomic uncertainty. In 2022, we returned $717.8 million to stockholders through share repurchases and common stock dividends, including the remaining net proceeds from the sale of the Global Preneed businesses.

In conjunction with the CEO transition and given the Company’s ongoing shift to more fee-based businesses, the Company introduced Adjusted EBITDA, excluding reportable catastrophes, and Adjusted earnings, excluding reportable catastrophes, per diluted share, as its performance metrics for the enterprise. In addition, the Company made the decision to fully exit certain businesses, including the long-tail commercial liability businesses in Global Housing (sharing economy and small commercial businesses), as well as certain legacy long-duration insurance policies within Global Lifestyle (collectively referred to as “non-core operations”).

Financial Highlights[1]
2022 net earned premiums, fees and other income from the Global Housing and Global Lifestyle segments of $9.95 billion
2022 net income from continuing operations of $276.6 million, Adjusted EBITDA, excluding reportable catastrophes, of $1.13 billion, and net operating income (“NOI”), excluding reportable catastrophes, of $690.3 million
2022 net income from continuing operations per diluted share of $5.05, Adjusted earnings, excluding reportable catastrophes, per diluted share of $13.61 and NOI per diluted share (“NOI EPS”), excluding reportable catastrophes, of $12.60
2019-2021 cumulative net income from continuing operations per diluted share of $23.03 and NOI EPS, excluding reportable catastrophes, of $31.27
Total stockholder return was (18.34)% in 2022 and 85.07% from 2019-2021[2]

[1] Certain measures are non-GAAP. A reconciliation of these non-GAAP measures to their most comparable GAAP measures can be found in Appendix A hereto.

[2] Total stockholder return is based on stock price plus reinvestment of dividends. For additional information, see “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Stock Performance Graph” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”).

Strong Balance Sheet and Disciplined Capital Management
In 2022, Assurant:
Returned approximately $717.8 million to stockholders through share repurchases and common stock dividends
Repurchased shares at a cost of approximately $567.6 million
Increased the quarterly common stock dividend in November by 3% to $0.70 per share
Redeemed $75.0 million of debt
Ended the year with $446.1 million of holding company liquidity and $221.1 million of deployable capital
Maintained investment grade debt ratings and, as of December 31, 2022, an overall leverage ratio of 33.5%

vi	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Summary Information
CORPORATE GOVERNANCE HIGHLIGHTS
Assurant is committed to strong corporate governance practices. Highlights of the Company’s Board of Directors and corporate governance practices include:

Board of Directors
Independent Board Chair and independent Board (except for CEO), with 100% independent Board committees
Annual election of directors
Majority vote and director resignation policy for directors
Annual Board and Committee self-evaluations with third-party facilitation, including individual director evaluations from time to time
Limits on public company board and audit committee service
Regular executive sessions of independent directors, generally at each Board and Committee meeting
Board skills and experience have continued to evolve with strategy, with continued focus on diversity
Appropriate mix of director diversity and tenure, with four diverse directors holding Board Chair and Committee Chair roles
Ongoing Board refreshment with five new independent directors added in the last five years
Data for Director Nominees

Stockholder Rights and Stockholder Engagement
No supermajority voting provisions
Proxy access rights for stockholders
No stockholder rights plan
Regular stockholder engagement

vii	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Summary Information

Commitment to Sustainability
Ongoing Board / committee oversight of environmental, social, and governance (“ESG”) strategy, initiatives and policies

Assurant’s ESG Oversight & Action Committee, comprised of select Management Committee members and senior management across key functional areas, provides oversight of the Company’s business-aligned ESG strategy

Demonstrated commitment to ongoing transparency, including the Company’s annual sustainability report, incorporating third party independent verification of GHG emissions information, as well as voluntary disclosure of the Company’s CDP Climate Change submission and EEO-1 Consolidated Report
Regular stockholder engagement includes discussion regarding sustainability strategy and initiatives

For additional information about our commitment to sustainability, please see “Sustainability” beginning on page 36.
COMPENSATION HIGHLIGHTS
Assurant’s executive compensation programs reflect our strong pay-for-performance philosophy. Our executive compensation programs are designed to link the interests of our named executive officers (“NEOs”) with those of our stockholders by directly tying a majority of our NEO compensation with the Company’s stock price performance and financial performance.

Executive Compensation Program Changes for 2023

In 2022, given the Company’s ongoing shift to more fee-based businesses, Assurant introduced Adjusted EBITDA, excluding reportable catastrophes, and Adjusted earnings, excluding reportable catastrophes, per diluted share, as its performance metrics for the enterprise. For 2023, the Company will adjust the metrics of its compensation plans to align with the evolution of its performance metrics.

For the short-term incentive compensation plan, we will move to the following metrics and weighting: Adjusted EBITDA, excluding reportable catastrophes (50%), net earned premiums, fees and other income (30%), and a new individual performance factor (20%).

For the long-term incentive compensation plan, we will move to the following metrics and weighting: Adjusted earnings, excluding reportable catastrophes, per diluted share (50%), and no change to the relative TSR metric (50%).

Continuing Pay for Performance Commitment
A significant portion of short- and long-term executive compensation is directly tied to the Company’s overall performance and profitable growth; in 2022, 87% of the CEO’s and 77% of the NEOs’ average target compensation was variable
The performance stock unit (“PSU”) component of the Company’s long-term incentive award represented 75% of the overall incentive compensation opportunity for NEOs and the restricted stock unit (“RSU”) component represented 25% of this opportunity
Maximum payout under the Company’s incentive compensation plans is capped at 200% of each executive officer’s target opportunity
There is no payout under the Company’s incentive compensation plans if performance does not meet a minimum performance level

viii	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Summary Information

Strong Executive Compensation Governance
A clawback policy applies to current and former executive officers in the event of financial statement restatement and specified personal misconduct
There are robust stock ownership guidelines for executive officers and directors
Employees and directors are prohibited from hedging and pledging of Company securities
No dividend equivalents are paid on unvested PSUs
Executive officer change in control agreements contain a “double trigger” and no excise tax gross-ups

Equity Plan Features
No single trigger change in control vesting
No tax gross-ups
Awards are subject to both minimum vesting requirements and the Company’s clawback policy
No liberal share recycling on stock options and stock appreciation rights (“SAR”)
No stock option and SAR repricing in the event such awards are granted

Support for Executive Compensation
Strong support for our executive compensation programs with approximately 96% of votes cast approving our advisory say-on-pay resolution in 2022
Regular stockholder engagement includes discussion regarding executive compensation

ix	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Table of Contents

x	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

xi	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One
Proposals Requiring Your Vote
PROPOSAL ONE - ELECTION OF DIRECTORS
We have 13 directors nominated for election to serve until the 2024 Annual Meeting or until their respective successors have been elected and qualified. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy to vote for the nominees listed below. If any nominee becomes unavailable to serve for any reason, the proxies solicited hereby will be voted for election of the person, if any, designated by the Board to replace that nominee or the Board may reduce its size. Proxies cannot be voted for a greater number of persons than the 13 nominees.
The following biographies summarize the director nominees’ tenure on the Assurant Board, business experience, other board positions held during the last five years and the particular experience and skills that led the Board to conclude that they should serve as directors. We have also included a chart that summarizes the skills and experience of each director, as well as demographic information.
The experience and skills we believe are important for our Board to have include:

Corporate Governance & Sustainability.  Experience with corporate governance, including with public company boards, or with sustainability initiatives, including diversity, equity and inclusion, supports our goals of strong Board and management accountability, transparency, and long-term stockholder value through a sustainable model.

Finance, Capital and Investments. Knowledge and experience in finance, accounting and financial reporting, as well as financial markets, capital management and investments, helps our directors oversee our financial position, financial reporting and internal controls, as well as financing activities, capital structure and investment strategy.

Industry Experience. Directors with relevant industry experience, including insurance, business services and the industries supporting the connected world, such as mobile, auto, and supply chain, offer a valuable perspective when reviewing our strategy and businesses.

Global.  A global perspective, whether through a director’s background or experience in global business and operations, including exposure to cultures, consumer preferences and economic, political and regulatory conditions globally, helps directors oversee the Company’s global strategy and businesses.

Risk Management. Experience with risk management and compliance develops a director’s ability to appreciate, anticipate and effectively oversee risks, which is critical to the Board’s role in overseeing the risks facing the Company.

Leadership.  Serving in an executive leadership position equips directors with deep understanding of organizational behavior, talent management, culture and other aspects of complex organizations, including strategic planning and operations, which are critical to support our strategy and businesses.

Consumer Focus. Directors with consumer expertise, including experience developing, leading or supporting consumer strategies, offer valuable insights as the Company leverages consumer insights to introduce new and innovative products and services to meet the evolving needs of consumers.

Technology. Understanding of information technology and cybersecurity matters, as well as digital expertise, is increasingly important to the Company’s digital-first strategy and focus on customer experience, and to Board oversight of cybersecurity.

12	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One
The following persons have been nominated to serve as directors of Assurant until the 2024 Annual Meeting:

Elaine D. Rosen

•Non-Executive Chair of the Board: Since November 2010
•Director:   Since February 2009
•Age:   70
•Board Committees:   Nominating and Corporate Governance (Chair)
•Other Public Company Boards:   Kforce Inc. (since 2003)

Skills & Experience •Corporate Governance & Sustainability •Finance, Capital and Investments •Industry Experience •Global •Risk Management •Leadership

Ms. Rosen served as Executive Vice President of UNUM/Provident Corporation from 1999 to 2001 and as President of UNUM Life Insurance Company of America from 1997 to 1999 after serving in various positions at the company since 1975. Ms. Rosen currently serves as Lead Independent Director of the Board of Directors of Kforce Inc., where she is a member of its Compensation Committee and chairs its Corporate Governance Committee. She serves on the Board of Directors of Preble Street, a collaborative for the homeless and low income community in Portland, Maine. She also serves as a founding trustee and a member of the Executive Committee of the Foundation for Maine’s Community Colleges. From January 2007 to March 2022, Ms. Rosen served as the Board Chair of The Kresge Foundation, and in June 2022, she retired from its Board of Trustees after 18 years of service.

Ms. Rosen’s extensive experience as a senior executive in the insurance industry and as a public company director including in leadership roles, provides significant industry, corporate governance and leadership expertise to our Board.

Paget L. Alves

•Director:   Since November 2019
•Age:   68
•Board Committees: Finance and Risk, Information Technology
•Other Public Company Boards:   Yum! Brands, Inc. (since 2016); Synchrony Financial (since 2015); and International Game Technology PLC (2010-2020)
. Skills & Experience •Corporate Governance & Sustainability •Finance, Capital and Investments •Industry Experience •Global •Risk Management •Leadership •Consumer Focus •Technology
Mr. Alves served as Chief Sales Officer of Sprint Corporation from January 2012 to September 2013, after serving as President of the company’s Business Markets Group from 2009 to 2012. Prior to that role, Mr. Alves held various senior executive positions at Sprint Corporation, including President, Sales and Distribution, Senior Vice President, Enterprise Markets and President, Strategic Markets. From 2002 to 2003, he served as President and Chief Operating Officer of Centennial Communications Corp., and from 2000 to 2001, he served as President and Chief Executive Officer of PointOne Telecommunications Inc. Mr. Alves currently chairs the Audit Committee of Yum! Brands, Inc., serves on the Audit and Nominating and Corporate Governance Committees of Synchrony Financial, and is Chairman of the board of directors of Sorenson Communications, a communication device company for the deaf community. Mr. Alves previously served on the board of directors of International Game Technology PLC and was a member of its Audit and Compensation Committees.

Mr. Alves brings to the Board deep knowledge of the mobile industry and consumer focus through his former executive leadership roles with large wireless service providers, as well as significant corporate governance expertise through his extensive public company board service.

13	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Rajiv Basu •Director: Since March 2023 •Age: 64 •Board Committees: Audit •Other Public Company Boards: None	. Skills & Experience •Corporate Governance & Sustainability •Finance, Capital and Investments •Industry Experience •Global •Risk Management •Leadership

Mr. Basu held various global audit and advisory leadership roles at Deloitte & Touche LLP in the firm’s financial services practice, specializing in insurance, from 1987 until his retirement as chief audit quality leader for Southeast Asia in May 2021, having previously served as audit and advisory partner from 2004 to 2020. While with Deloitte, Mr. Basu worked in New York, London, Singapore and Mumbai, and led the firm’s diversity initiative in the northeast from 2005 to 2014. Mr. Basu is a Fellow member of the Institute of Chartered Accountants in England & Wales and a New York Certified Public Accountant. Mr. Basu was a founding member of Ascend, a Pan-Asian leadership organization, and previously served as an officer and on its board.

A senior finance professional with global experience in financial services and insurance, financial reporting and M&A transactions, Mr. Basu brings to the Board deep financial expertise and a global perspective, as well as significant leadership skills including with diversity, equity and inclusion initiatives.

J. Braxton Carter •Director: Since July 2020 •Age: 64 •Board Committees: Audit, Finance and Risk •Other Public Company Boards: DigitalBridge Group, Inc. (f/k/a Colony Capital, Inc.) (since 2021)	Skills & Experience •Corporate Governance & Sustainability •Finance, Capital and Investments •Industry Experience •Global •Risk Management •Leadership •Consumer Focus •Technology
Until his retirement in July 2020, Mr. Carter served as Executive Vice President and Chief Financial Officer of T-Mobile US, Inc. (TMUS), where he led the financial organization for nearly a decade. During that time, he also served on the TMUS Information Technology (IT) Steering Committee. He was previously Chief Financial Officer and Vice Chairman for MetroPCS Communications, Inc., until its acquisition by T-Mobile in 2013, where he also oversaw all finance, logistics and IT operations. Prior to that, Mr. Carter held senior finance leadership roles at PrimeCo Personal Communications, L.P. (now Verizon Wireless Inc.) and Neostar Retail Group, Inc. (now GameStop Corporation). Mr. Carter is a Certified Public Accountant and serves as a Senior Adviser for Deutsche Telekom Capital Partners and on the Board of Advisors for Tap Advisors.

Mr. Carter brings to the Board extensive mobile industry expertise, combined with deep financial, capital and leadership expertise, through his former chief financial officer and other executive leadership roles with leading wireless service providers.

14	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Juan N. Cento •Director: Since May 2006 •Age: 71 •Board Committees: Compensation, Nominating and Corporate Governance •Other Public Company Boards: None	Skills & Experience •Corporate Governance & Sustainability •Industry Experience •Global •Leadership •Consumer Focus

Mr. Cento served as Regional President of the Latin America and Caribbean Division of FedEx Express, headquartered in Miami, Florida, until his retirement in 2021. He has more than 40 years of experience in the air cargo and express transportation industry. He previously worked with Flying Tigers Line, Inc. and transitioned to FedEx in 1989 when the two companies were combined. Mr. Cento is currently a member of the International Advisory Board for the Baptist Health System in Florida. Mr. Cento previously served as a Board member of the Conference of Latin American and Caribbean Express Companies (CLADEC), where he served as chairman from 2020 to 2022, and as a Board member of the Council of the Americas, and as a member of the University of Miami Business School Latin America and Caribbean Advisory Board.
Mr. Cento brings to the Board deep global, logistics and leadership experience through his decades of executive leadership at a large global transportation company.

Keith W. Demmings •Director: Since January 2022 •Age: 50 •Board Committees: None •Other Public Company Boards: None	Skills & Experience •Corporate Governance & Sustainability •Finance, Capital and Investments •Industry Experience •Global •Risk Management •Leadership •Consumer Focus
Mr. Demmings is President and Chief Executive Officer of Assurant, Inc. He was named the Company’s President in May 2021, and became Chief Executive Officer and director in January 2022. Before assuming his current position, Mr. Demmings served as Executive Vice President and President, Global Lifestyle from July 2016 to May 2021. Mr. Demmings also served as Executive Vice President and President, Global Markets from September 2015 to July 2016 and Executive Vice President and President, International from June 2013 to September 2015. Since joining Assurant in 1997, Mr. Demmings has held a number of executive leadership positions, including serving as President and Chief Executive Officer of Assurant Canada.
Mr. Demmings’s deep knowledge of the Company and the industries in which it operates, through various global executive positions with the Company, brings to the Board global, leadership, industry and consumer focus expertise.

15	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Harriet Edelman

•Director: Since August 2017
•Age: 67
•Board Committees: Audit, Compensation, Information Technology (Chair)
•Other Public Company Boards: Bed Bath & Beyond Inc. (since 2019), Brinker International, Inc. (since 2008)
Skills & Experience •Corporate Governance & Sustainability •Finance, Capital and Investments •Industry Experience •Global •Leadership •Consumer Focus •Technology

Ms. Edelman serves as Vice Chairman of Emigrant Bank, the largest privately held, family owned and operated community bank in the U.S. She previously served as Special Advisor to the chairman of the bank. From 2010 to 2021, she led the bank’s finance, information technology and credit administration operations. She joined the bank in 2008, after spending 29 years at Avon Products, Inc., rising to the roles of Chief Information Officer, Senior Vice President of global supply chain and business transformation and member of the company’s executive committee. Ms. Edelman currently chairs the Board of Directors of Bed Bath & Beyond Inc. She also chairs the Compensation Committee of Brinker International and is a member of its Audit Committee. Over the past 20 years, Ms. Edelman’s public company board experience has included software company Ariba, Inc., The Hershey Company, and the biopharmaceutical firm UCB, Inc., among others. Ms. Edelman previously served as Vice Chairman on the Board of Trustees of Bucknell University.

Ms. Edelman brings to the Board a deep understanding of technology, operations and consumer focus, through her former executive leadership roles in financial services and multinational organizations, and significant corporate governance expertise given her extensive public company board experience.

Sari Granat •Director: Since May 2022 •Age: 52 •Board Committees: Nominating and Corporate Governance •Other Public Company Boards: None	Skills & Experience •Corporate Governance & Sustainability •Finance, Capital and Investments •Global •Risk Management •Leadership •Technology

Since March 2022, Ms. Granat has served as the president and chief operating officer of Chainalysis, a blockchain data platform, where she manages the company’s general and administrative functions, including finance, business operations, human resources, legal, information security and information technology. From 2012 to 2022, Ms. Granat was with IHS Markit, a formerly NYSE-listed data, analytics and technology company, prior to its merger with S&P Global in February 2022, where she most recently served as executive vice president, chief administrative officer and general counsel, leading information security, information technology, legal, risk management, privacy and compliance functions.

Ms. Granat brings to the Board expertise in technology and information security, as well as risk management, corporate governance and compliance, through her current and former executive leadership roles in technology and data focused companies.

16	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Lawrence V. Jackson

•Director:   Since July 2009
•Age:   69
•Board Committees:   Compensation (Chair), Nominating and Corporate Governance
•Other Public Company Boards:   Bloomin Brands, Inc. (since 2020), John Bean Technologies Corporation (since 2020)
Skills & Experience •Corporate Governance & Sustainability •Finance, Capital and Investments •Industry Experience •Global •Leadership •Consumer Focus

Since 2008, Mr. Jackson has served as a senior advisor with New Mountain Capital, LLC, a private investment firm based in New York, and as a board member for several of the firm’s private portfolio companies. He has also chaired the board of SourceMark LLC since 2007. Previously, Mr. Jackson served as the President and Chief Executive Officer of the global procurement division of Walmart Inc., and as its Executive Vice President and Chief People Officer. Prior to that, he was President and Chief Operating Officer of Dollar General Corporation and Senior Vice President, Supply Operations for Safeway, Inc. He also served in various executive roles with PepsiCo, Inc. for 16 years. Mr. Jackson currently serves on the board of directors of Bloomin Brands, Inc. and is a member of its Audit and Nominating and Governance Committees. He also serves on the board of directors of John Bean Technologies Corporation and is a member of its Nominating and Governance and Compensation Committees. Mr. Jackson previously served as a director on the board of Snyder’s-Lance, Inc., and as a director on the board of Parsons Corporation and as chair of its Compensation Committee.
Mr. Jackson’s broad experience with operations and logistics and human capital management, as well as capital and investments, through his various former executive leadership roles in multinational retail corporations and in private equity bring to the Board finance, leadership and consumer focus expertise.

Debra J. Perry
•Director:   Since August 2017
•Age:   71
•Board Committees:   Finance and Risk (Chair), Nominating and Corporate Governance
•Other Public Company Boards:   Korn Ferry International (since 2008), Bernstein Funds (since 2011), Genworth Financial, Inc. (2016-2022)
Skills & Experience •Corporate Governance & Sustainability •Finance, Capital and Investments •Industry Experience •Global •Risk Management •Leadership
Ms. Perry is the former Senior Managing Director for global ratings and research at Moody’s Investors Service, a unit of Moody’s Corporation. She served as the senior business leader for the company’s Americas Corporate Finance Group, the U.S. Public Finance Group and the Global Non-Bank Financial Institutions Group and previously served as Chief Administrative Officer of Moody's Corporation. Ms. Perry also worked in fixed income research at First Boston Corporation and in a variety of corporate lending and capital markets roles at Chemical Bank in the US and Europe. She currently serves as Chair of the Audit Committee of Korn Ferry International and as a member of its Nominating and Corporate Governance Committee, and as Chair of the respective boards of the Bernstein Funds (a mutual fund complex that includes the Sanford C. Bernstein Fund, Inc. (since 2011), the Bernstein Fund, Inc. (since 2015) and AB Multi-Manager Alternative Fund (since 2018)). Ms. Perry previously served on the boards of MBIA Inc., CNO Financial Inc., PartnerRe Ltd. and Genworth Financial, Inc., and the board of trustees of Bank of America Funds.
Ms. Perry brings leadership expertise and deep financial acumen to the Board through her former executive leadership positions in a preeminent credit ratings company and other financial institutions, as well as significant corporate governance expertise through her public company board service.

17	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Ognjen (Ogi) Redzic •Director: Since November 2019 •Age: 52 •Board Committees: Finance and Risk, Information Technology •Other Public Company Boards: None	Skills & Experience •Corporate Governance & Sustainability •Industry Experience •Global •Leadership •Consumer Focus •Technology

Mr. Redzic serves as Chief Digital Officer and Senior Vice President of Caterpillar Inc., with responsibility for Cat Digital. Mr. Redzic manages key components of the company’s digital strategy including connectivity, enterprise data and e-commerce platforms, the digital platform, analytics and applications. Prior to joining Caterpillar in 2018, he led Renault-Nissan Alliance’s connected car and mobility activities as Senior Vice President, Connected Vehicles and Mobility Services. Mr. Redzic has more than 20 years’ experience, including positions at Nokia HERE, NAVTEQ, Motorola, Inc., PCTEL, Inc. and at wireless communication startup cyberPIXIE.

Mr. Redzic brings to the Board extensive information technology, data and digital expertise, as well as experience with connected vehicles in the auto industry, through his current and former executive leadership roles with a leading equipment company and automotive manufacturer.

Paul J. Reilly
•Director:  Since June 2011
•Age:   66
•Board Committees:   Audit (Chair), Compensation
•Other Public Company Boards:   CMC Materials, Inc. (formerly Cabot Microelectronics Corporation) (2017 - 2022), comScore, Inc. (2017 - 2019)
Skills & Experience •Corporate Governance & Sustainability •Finance, Capital and Investments •Industry Experience •Global •Risk Management •Leadership

Until his retirement in January 2017, Mr. Reilly was Executive Vice President of Arrow Electronics, Inc., a distributor of electronic components and computer products. He was Executive Vice President, Finance and Operations and Chief Financial Officer of Arrow Electronics from 2001 until May 2016. Mr. Reilly held various positions within the company prior to assuming the role of Chief Financial Officer. Prior to joining Arrow Electronics in 1991, Mr. Reilly was a Certified Public Accountant in the business assurance practice of the New York office of KPMG Peat Marwick. Mr. Reilly previously served as Chair of the Audit Committee of CMC Materials, Inc., and as a member of its Compensation Committee.

Mr. Reilly brings to the Board deep financial expertise combined with global and leadership experience through his former role as chief financial officer and other leadership positions with a large public company specialized is distribution of electronics.

18	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Robert W. Stein Director: Since October 2011 Age: 74 Board Committees: Audit, Information Technology Other Public Company Boards: None	Skills & Experience •Corporate Governance & Sustainability •Finance, Capital and Investments •Industry Experience •Global •Risk Management •Leadership

Mr. Stein was a Global Managing Partner, Actuarial Services at Ernst & Young LLP and held various leadership roles in the firm’s actuarial and insurance practice from 1976 until his retirement in 2011. He is a Certified Public Accountant, a Fellow of the Society of Actuaries and a Trustee Emeritus of the Actuarial Foundation. He is also member of the AICPA and the American Academy of Actuaries. Mr. Stein serves on the board of Talcott Financial Group, the ultimate parent of Talcott Resolution Life Insurance Company and its subsidiaries and affiliates. Mr. Stein chairs its Audit Committee and is a member of its Risk Committee. Mr. Stein also serves on the board of directors of Worldwide Reinsurance Ltd., currently a wholly owned subsidiary of Digital Ally. Mr. Stein previously served on the boards of Aviva plc and Resolution Life Holdings, Inc.

As a certified public accountant and an actuary, Mr. Stein brings to the Board decades of extensive financial, actuarial, risk management and insurance knowledge and experience.

19	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

	Skills and Experience	Ms. Rosen	Mr. Alves	Mr. Basu	Mr. Carter	Mr. Cento	Mr. Demmings	Ms. Edelman	Ms. Granat	Mr. Jackson	Ms. Perry	Mr. Redzic	Mr. Reilly	Mr. Stein

	Corporate Governance & Sustainability, including DE&I and other sustainable initiatives
	Finance, Capital and Investments, including accounting, financial reporting, financial markets, capital management and investments
	Industry Experience, including insurance, business services, mobile, auto and supply chain
	Global background or experience
	Risk Management, including compliance
	Leadership, including in strategy, operations and talent management
	Consumer Focus
	Technology, including digital or cybersecurity
	Demographic Background

	Age	70	68	64	64	71	50	67	52	69	71	52	66	74
	Tenure (Years)	14	4	0	3	17	1	6	1	14	6	4	12	12
Gender, Racial or Ethnic Diversity	Gender
	Racial or Ethnic

20	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One
Vote Required; Board Recommendation

Under our by-laws, each director must be elected by the holders of a majority of the votes cast, meaning that the number of votes cast “for” the nominee’s election must exceed the number of votes cast “against” that nominee’s election. The Board expects a director to tender his or her resignation if he or she fails to receive the required number of votes for election. For purposes of determining approval of this proposal, abstentions and broker non-votes will have no effect on this determination because they are not counted as votes cast.

The Board of Directors recommends that stockholders vote FOR each of the nominees named above to serve until the 2024 Annual Meeting or until their respective successors have been elected and qualified.

21	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal Two
PROPOSAL TWO - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the year ending December 31, 2023 and the internal control over financial reporting as of December 31, 2023. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements and internal control over financial reporting. The Audit Committee is also responsible for approving the services, fees and terms associated with the Company’s retention of its independent registered public accounting firm. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be regular rotation of the independent registered public accounting firm. In conjunction with the mandated five-year rotation of the lead engagement partner, the Audit Committee and its chair are involved in the selection of the new lead engagement partner. The most recent new lead engagement partner commenced service following the completion of the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2020. The Audit Committee believes that the retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interest of the Company and its stockholders. PricewaterhouseCoopers LLP has acted as our independent registered public accounting firm since 2000.

In accordance with a resolution of the Audit Committee, this appointment is being presented to stockholders for ratification at the Annual Meeting. Whether or not the stockholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee may continue to retain the firm or may reconsider its appointment, if the Audit Committee believes it would be in the Company’s best interest. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.

Vote Required; Board Recommendation

The affirmative vote of a majority of the Company’s common stock, par value $0.01 per share (“common stock”) held by persons who are present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for ratification. For purposes of determining approval of this proposal, abstentions will have the same effect as an “against” vote because they will be treated as representing shares that were present and entitled to vote. In addition, this proposal is considered a “routine” matter under the New York Stock Exchange (“NYSE”) rules, and therefore brokers have discretionary authority to vote.

The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2023.

22	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal Three

PROPOSAL THREE - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION FOR 2022
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the following Company proposal gives stockholders the opportunity to cast a non-binding advisory vote with respect to the 2022 compensation of the Company’s NEOs. This advisory vote is also referred to as the “say-on-pay” advisory vote. Consistent with the results of the 2017 stockholder vote on the frequency of its say-on-pay advisory vote, the Company holds the say-on-pay advisory vote annually. This year, the Company will hold an advisory vote on the frequency of the say-on-pay advisory vote (see Proposal Four).
In considering your vote, we encourage you to review the Compensation Discussion and Analysis (the “CD&A”), beginning on page 40. As described in the CD&A, we believe our current compensation programs and policies directly link executive compensation to Company performance and thereby align the interests of our executive officers with those of our stockholders.
Our Board intends to carefully consider the stockholder vote resulting from this proposal. Please cast a vote either to approve or not approve the following resolution:
“RESOLVED, that the 2022 compensation provided to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Vote Required; Board Recommendation
The affirmative vote of a majority of the common stock held by persons who are present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for approval of this non-binding resolution. For purposes of determining approval of this proposal, abstentions will have the same effect as an “against” vote because they will be treated as representing shares that were present and entitled to vote. In addition, broker non-votes will have no effect on this determination because this proposal is considered a “non-routine” matter under the NYSE rules and therefore brokers do not have discretionary authority to vote.
The Board of Directors recommends that stockholders vote FOR the approval of the 2022 compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

23	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal Four
PROPOSAL FOUR - ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, the following Company proposal gives stockholders the opportunity, at least once every six years, to cast an advisory vote on whether the say-on-pay advisory vote should occur every one, two or three years (commonly referred to as a “say-on-pay frequency” vote).

At the Company’s 2017 Annual Meeting of Stockholders, stockholders were asked whether the say-on-pay advisory vote should be held every one, two or three years. A majority of stockholders voting on the matter indicated a preference for holding such vote every year. Accordingly, the Board decided that the say-on-pay advisory vote will be held every year. The Board continues to believe that an annual say-on-pay advisory vote provides stockholders an opportunity to voice their opinion each year on the important subject of executive compensation. This annual stockholder engagement will allow the Board to be most responsive to stockholders as compared to a vote every second or third year.

Following this year’s say-on-pay frequency vote, it is expected that the next such vote will be at the Company’s 2029 Annual Meeting of Stockholders. Although the vote is non-binding, the Company values continuing and constructive feedback from its stockholders on executive compensation and other important matters. The Board and the Compensation Committee will take into consideration the voting results when determining how often the say-on-pay advisory vote should occur.

Please cast a vote for one of four choices: one year, two years, three years or “abstain.”

Vote Required; Board Recommendation
The affirmative vote of a majority of the stock held by persons who are present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for approval of this non-binding resolution. For purposes of determining approval of this proposal, an abstention will have the same effect as an “against” vote.

The Board of Directors recommends that you vote FOR the one year frequency option.

24	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Executive Officers
Executive Officers
The table below sets forth certain information, as of February 14, 2023, concerning each person deemed to be an Executive Officer of the Company. There are no arrangements or understandings between any Executive Officer and any other person pursuant to which the officer was selected.

Name	Age	Position
Keith W. Demmings	50	President, Chief Executive Officer and Director
Richard S. Dziadzio	59	Executive Vice President, Chief Financial Officer
Michael P. Campbell	55	Executive Vice President and President, Global Housing
Robert A. Lonergan	46	Executive Vice President, Chief Strategy and Risk Officer
Francesca L. Luthi	47	Executive Vice President, Chief Administrative Officer
Keith R. Meier	53	Executive Vice President, Chief Operating Officer
Jay E. Rosenblum	56	Executive Vice President, Chief Legal Officer

Keith W. Demmings, President, Chief Executive Officer and Director. Mr. Demmings is President and Chief Executive Officer of Assurant, Inc. He was named the Company’s President effective May 18, 2021, and became Chief Executive Officer and director on January 1, 2022. Before assuming his current position, Mr. Demmings served as Executive Vice President and President, Global Lifestyle from July 2016 to May 2021. Mr. Demmings served as Executive Vice President and President, Global Markets beginning in September 2015 and Executive Vice President and President, International beginning in June 2013. Since joining Assurant in 1997, Mr. Demmings has held a number of executive leadership positions, including serving as President and Chief Executive Officer of Assurant Canada.
Richard S. Dziadzio, Executive Vice President, Chief Financial Officer. Mr. Dziadzio was appointed Executive Vice President, Chief Financial Officer effective July 2016 and Interim Chief Accounting Officer and Controller from February through September 2020. Mr. Dziadzio also served as the Company’s Treasurer from July 2016 through November 2018. Before joining Assurant, Mr. Dziadzio served as Chief Financial Officer of QBE North America beginning in August 2013. From April 2012 to July 2013, Mr. Dziadzio was Chief Financial Officer of ANV, a specialty underwriter.
Michael P. Campbell, Executive Vice President and President, Global Housing. Mr. Campbell was appointed Executive Vice President and President, Global Housing effective July 2016. Before assuming his current position, Mr. Campbell served as Executive Vice President and Chief Operating Officer for the Company’s specialty property lines of business beginning in January 2014. Mr. Campbell joined Assurant in 2006 through the acquisition of Safeco’s Financial Institution Solutions subsidiary where he held several executive roles.
Robert A. Lonergan, Executive Vice President, Chief Strategy and Risk Officer. Mr. Lonergan was appointed Executive Vice President, Chief Strategy Officer effective July 2016, and became Chief Strategy and Risk Officer effective January 2020. Mr. Lonergan joined Assurant in 2012 as Vice President, M&A Sourcing. In January 2015, he was promoted to Senior Vice President, Growth and Innovation. Prior to joining Assurant, Mr. Lonergan worked for Bain & Company, Inc.
Francesca L. Luthi, Executive Vice President, Chief Administrative Officer. Ms. Luthi was appointed Executive Vice President, Chief Administrative Officer effective July 2020. Before assuming her current position, Ms. Luthi served as Executive Vice President, Chief Communication and Marketing Officer since September 2015, and prior to that served as Senior Vice President, Investor Relations and Corporate Communications since July 2014. Ms. Luthi joined Assurant in August 2012 as Senior Vice President, Investor Relations.

25	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Executive Officers
Keith R. Meier, Executive Vice President, Chief Operating Officer. Mr. Meier was appointed Chief Operating Officer effective January 2022. Before assuming his current position, Mr. Meier was Executive Vice President and President, International since June 2016 with responsibility for all product lines outside of the U.S., spanning 20 countries across Asia Pacific, Canada, Europe and Latin America. Prior to that, he served as Senior Vice President, Global Strategy and M&A for Assurant beginning in January 2013. Mr. Meier held a number of executive positions since joining Assurant in 1998.
Jay E. Rosenblum, Executive Vice President, Chief Legal Officer. Mr. Rosenblum was appointed Executive Vice President, Chief Legal Officer effective July 2020. Before assuming his current position, Mr. Rosenblum served as Co-Interim General Counsel since February 2020. Mr. Rosenblum joined Assurant in June 2019 as Senior Vice President, Government Relations and Regulatory Affairs. Prior to joining Assurant, Mr. Rosenblum served as Chief Human Resources Officer at Guardian Life Insurance Company of America after being promoted from his role as Senior Vice President of Government Affairs.
The Management Committee of Assurant (the “Management Committee”) consists of the Company’s President and Chief Executive Officer and its Executive Vice Presidents.

26	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance

Corporate Governance
OVERVIEW
The following section provides an overview of Assurant’s corporate governance practices. The Company’s commitment to strong corporate governance that supports the long-term value of the Company is evidenced by the framework the Company currently has in place.
Board of Directors
•Board and Committee Independence and Independent Board Chair. All of our directors are independent, except our CEO, and the Chair of the Board is independent. The members of each of the Board’s committees are also independent.
•Annual Election of Directors, Majority Voting in Director Elections and No Supermajority Voting Provisions. Directors are elected annually. In uncontested elections, directors must be elected by a majority of votes cast. A director is required to tender his or her resignation if he or she fails to receive the required number of votes for election and the Board will then determine whether to accept or reject the resignation. No supermajority voting provisions are required for stockholders to amend the charter or by-laws.
•Annual Board and Committee Self-Evaluations. The Board, in coordination with the Nominating and Corporate Governance Committee, conducts a self-evaluation of the Board as a whole and each of its committees at least annually. Each committee also conducts a self-evaluation. This process helps inform the annual director nomination process and Board refreshment.
•Annual Board Evaluation of CEO. The Chair of the Board leads the evaluation process of the CEO’s performance with the independent directors, including the Nominating and Corporate Governance Committee and the Compensation Committee.
•Limits on Public Company Board and Audit Committee Service. No independent director may serve on more than four public company boards (including the Company’s Board) and directors who are also serving as a chief executive officer, including the Company’s CEO, may not serve on more than two public company boards (including the Company’s Board). No member of the Audit Committee may simultaneously serve on the audit committee of more than three public companies (including the Company’s Audit Committee), unless the Board determines that such service would not impair the effectiveness of their service on the Company’s Audit Committee. A director must seek approval of the Nominating and Corporate Governance Committee in advance of serving on the board of another entity.
•Regular Executive Sessions of Independent Directors. The independent directors hold regular executive sessions, generally at each regularly scheduled meeting of the Board and each committee, at which management, including the CEO, is not present.
Stockholder Rights and Engagement
•Proxy Access. A stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years, has the right to nominate and include in the Company’s proxy materials director nominees constituting the greater of two or 20% of the total number of directors, if the stockholder(s) and nominee(s) meet the requirements in the Company’s by-laws.

27	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance
•Stockholder Engagement. As a part of our ongoing stockholder engagement, we continue to reach out and engage with a wide array of institutional investors. In 2022, we continued our stockholder engagement program. We spoke with holders of nearly 30% of our outstanding common stock across a broad spectrum of matters facing the Company, including corporate governance, executive compensation and ESG practices. Through this outreach, we highlighted our progress under board refreshment, changes to align the 2023 executive compensation plans with the evolution of the Company’s performance metrics, and advancements in our ESG efforts related to talent, products and climate. This included progressing our talent strategy focused on employee engagement, investments in programs to support career development and recognizing and rewarding performance. In addition, we enhanced emissions reporting and set our near-term, science-based carbon emissions reduction target of 40% for Scope 1 and Scope 2 emissions by 2030 from a 2021 base year. We look forward to continuing this important dialogue with our investors in 2023.

•No Stockholder Rights Plan. The Company does not have a stockholder rights agreement, also known as a poison pill.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS
Corporate Governance Guidelines
The Company and the Board formalize many of our governance practices in our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee reviews our Corporate Governance Guidelines periodically to ensure they reflect current corporate governance standards and the Company’s practices. The Corporate Governance Guidelines can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., 260 Interstate North Circle SE Atlanta, GA 30339 and via email at corporatesecretary@assurant.com.

Code of Ethics
The Assurant Code of Business Conduct and Ethics (the “Code of Ethics”) is applicable to all of our employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. Our Code of Ethics helps to guide our actions and reinforces our commitment to integrity and ethical business conduct. The Code of Ethics highlights our commitment to respecting the human rights and dignity of everyone. The Code of Ethics can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., 260 Interstate North Circle SE Atlanta, GA 30339 and via email at corporatesecretary@assurant.com. We intend to post any amendments to or waivers from the Code of Ethics that are required to be disclosed under SEC rules at this location on our website.

BOARD AND COMMITTEE LEADERSHIP, COMPOSITION AND REFRESHMENT
The Board currently consists of 14 members: Mses. Rosen (Non-Executive Chair), Edelman, Granat and Perry and Messrs. Alves, Basu, Carter, Cento, Demmings, Jackson, Montupet, Redzic, Reilly and Stein. Mr. Montupet will not stand for re-election at the Annual Meeting in accordance with our director retirement policy.
Board Leadership
In line with corporate governance best practices, our Board has been chaired by an independent director since Assurant became a publicly traded company in 2004. The Board generally believes that the Chair

28	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance
should be an independent director. The Board believes that this is currently the best leadership structure for the Company because it permits Mr. Demmings, as the CEO, to focus on the Company’s business strategy, operations and performance, while permitting the Chair of the Board to focus on providing guidance to the CEO and the organization and effectiveness of the Board. The Board also believes that the separation of the CEO and Chair of the Board roles assists the Board in providing robust discussion and in their oversight of strategic goals and objectives. The Board acknowledges that no single leadership model is right for all companies at all times. As such, our Board periodically reviews its leadership structure and may, depending on the circumstances, choose a different leadership structure in the future.
Board of Directors Committee Composition
Our Board has a standing Audit Committee, Compensation Committee, Finance and Risk Committee, Information Technology Committee and Nominating and Corporate Governance Committee (“Nominating Committee”). Each of the Board committees is chaired by an independent director and Mr. Demmings does not serve on any Board committees.

Name	Audit	Compensation	Finance and Risk	Information Technology	Nominating and Corporate Governance
Elaine D. Rosen
Paget L. Alves
Rajiv Basu
J. Braxton Carter
Juan N. Cento
Sari Granat
Harriet Edelman
Lawrence V. Jackson
Debra J. Perry
Ogi Redzic
Paul J. Reilly
Robert W. Stein

Non-Executive Chair of the Board. Denotes Committee Chair.
This table does not include Jean-Paul Montupet, who will not stand for re-election at the Annual Meeting based on our director retirement policy.

Board Refreshment, Director Tenure and Retirement Policy
The Board is committed to effective and ongoing refreshment that is reflective of the evolution of the Company’s strategy and provides a balanced mix of tenure and diversity. Since 2019, the Board has added five new independent directors with deep insurance, mobile and auto industry experience, consumer focus, and information technology, cyber, data and digital expertise.

29	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance
The Company does not set specific term limits on director service and believes that a mix of director tenures on the Board can strengthen Board effectiveness and dynamics. Longer tenured directors possess experience and organizational knowledge while newer directors bring fresh insight and perspective. Our current Board reflects this perspective, and the Board is committed to ongoing Board refreshment. As part of the objective of continuously engaging in Board refreshment, no person may serve as a director of the Company if they would be 75 or older on the date of election or re-election.
The Nominating Committee oversees the process for director succession. In its review of Board composition, the Nominating Committee considers succession planning in light of the skills and experiences needed and upcoming retirements or other potential departures.

DIRECTOR RECRUITMENT, NOMINATION AND QUALIFICATIONS
Director Recruitment and Nomination
The Nominating Committee establishes criteria for the selection and nomination of directors to serve on the Board and identifies and recommends individuals to serve on the Board. In connection with director recruitment, the Committee has authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company.

The Nominating Committee reviews and makes recommendations regarding the composition and size of the Board in order to ensure the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds. As part of the nomination process for director candidates, the Nominating Committee considers the criteria described under “Director Qualifications” below and the skills and experience shown in the matrix on page 20.

Director Qualifications
In identifying candidates for membership on the Board, the Nominating Committee looks to the criteria set forth in the Company’s Corporate Governance Guidelines and takes into account all factors it considers appropriate, which may include age, race and ethnicity, gender, geographic location, and meaningful experience, independence, leadership, integrity, accountability, informed judgment, financial literacy, mature confidence, interpersonal skills and high performance standards, and the extent to which the candidate would fill a present need on the Board.
The Nominating Committee actively considers diversity in recruitment and nomination of the Company’s directors and makes recommendations to the Board regarding diversity among director candidates. The Board believes diversity is important because having a variety of points of view improves the quality of dialogue, contributes to a more effective decision-making process and enhances the overall culture in the boardroom. The Nominating Committee strives to achieve diversity in the broadest sense, including candidates diverse in race, ethnicity, gender and experiences. Although the Nominating Committee does not establish specific diversity goals or have a standalone diversity policy, it fully appreciates the value of Board diversity and seeks diverse Board candidate slates. The Nominating Committee is committed to including women and minority candidates in the pool of qualified candidates from which Board nominees are chosen and will continue to review its processes and procedures to ensure that diverse candidates are included.

Stockholder Recommendations for Director Candidates
The Nominating Committee considers candidates recommended by our stockholders for nomination for election to the Board. The Nominating Committee applies the same director qualifications criteria described above for a candidate recommended by a stockholder. A stockholder who wishes to recommend a candidate for nomination to the Board must submit such recommendation in writing to the Corporate

30	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance
Secretary at Assurant, Inc., 260 Interstate North Circle SE Atlanta, GA 30339 and via email to corporatesecretary@assurant.com.

DIRECTOR INDEPENDENCE
In compliance with the listing standards applicable to Assurant under the NYSE Listed Company Manual, the Board has adopted categorical standards to assist in evaluating the independence of the Company’s directors. They are included in our Corporate Governance Guidelines available under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.
Applying the director independence standards, the Nominating Committee and the Board have affirmatively determined that Mses. Rosen, Granat, Edelman and Perry and Messrs. Alves, Basu, Carter, Cento, Jackson, Redzic, Reilly and Stein are independent of the Company and its management. In addition, they determined that each member of the Audit Committee and the Compensation Committee is independent of the Company and its management under the applicable criteria for those committees.
In conducting its annual director independence determination, the Board considered transactions or relationships that the Company engaged or engages in with companies for which our independent directors serve as officers or directors, or with which these directors have certain other relationships, and determined that there were no such transactions that were material to the Company or in which any such director had a material interest. Specifically, the Board considered the following ordinary course business transactions and relationships:
•The Company owns immaterial amounts of publicly-traded bonds of companies with which Messrs. Alves, Carter and Redzic are affiliated as officers or directors.

•Mses. Edelman, Granat, Perry and Rosen and Messrs. Alves, Basu, Carter, Cento, Jackson and Stein serve, or within the past three years, have served as officers, directors or affiliates of companies with which the Company engaged in ordinary course, arms-length business transactions that were immaterial to the Company and in which such directors had no material direct or indirect interest.

•Matching contributions and grants have been made to non-profit and charitable institutions with which certain directors are affiliated, in accordance with the matching gift policies described on page 76.

 BOARD AND COMMITTEE EVALUATIONS
The Nominating Committee oversees the evaluation of the Board and its committees, at least annually. The annual Board and committee self-assessment informs the annual director nomination process. The Nominating Committee uses a third-party to facilitate the self-assessment. Actions taken in response to director feedback received through the annual evaluation include continued Board education on emerging and industry topics, continued enhancement of materials to focus on key areas of strategic significance and continued focus on management succession planning. The Board and each committee discuss the outcome of its own self-assessment during executive sessions. From time to time, individual director performance is assessed by a process conducted by the Board Chair and the Chair of the Nominating Committee, and at times facilitated by a third-party. The Chair of the Nominating Committee solicits and addresses feedback regarding the performance of the Board Chair.

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DIRECTOR ORIENTATION AND CONTINUING EDUCATION
The Nominating Committee develops and oversees (with the assistance of the Chair of the Board and the Corporate Secretary) an orientation program for all newly elected directors and a continuing education program for all directors in order to ensure that the directors are fully informed as to their responsibilities and the means at their disposal to fulfill their responsibilities effectively.

MANAGEMENT SUCCESSION PLANNING
The Board and the Nominating Committee annually review the CEO succession plan and succession plans for senior executives, which includes emergency successors for each role. Directors engage with senior management at Board and committee meetings and in less formal settings to allow directors to assess potential candidates for CEO and other senior management roles.

BOARD ROLE IN RISK OVERSIGHT
The Board, directly and through its committees as described below and in their charters, oversees the Company’s risk management policies and practices, including its risk appetite, and discusses risk-related issues at least quarterly. The Board reviews management’s assessment of the Company’s key enterprise risks and receives a risk management update from the Chief Strategy and Risk Officer annually and management’s strategy with respect to each risk. The Nominating Committee coordinates Board and committee oversight of the key risks. The Board and its committees receive updates from management on specific risks throughout the year, and each committee chair reports significant risk updates at least quarterly to the full Board so that the Board has the benefit of the committee’s specific areas of risk oversight.

The Audit Committee reviews the Company’s policies with respect to risk assessment and risk management and coordinates with the Finance and Risk Committee with respect to Board oversight of risk management and global risk management activities. The Audit Committee also focuses on risks relating to financial statements, internal control over financial reporting, disclosures (including disclosure of the Company’s material risks), and compliance with legal and regulatory requirements. The Audit Committee receives reports at least quarterly from the Chief Internal Auditor and the Global Ethics and Compliance Officer. The Finance and Risk Committee has primary oversight responsibility of the Global Risk Management function and corresponding risk activities, and receives risk management updates at least quarterly from the Chief Strategy and Risk Officer and the Global Head of Risk that include the identification, assessment, reporting and mitigation of existing and emerging key enterprise risks. The Finance and Risk Committee also focuses on risks relating to investments, capital management and catastrophe reinsurance. The Compensation Committee focuses on risks relating to executive retention and compensation plan design, and the Nominating Committee focuses on risks relating to director and management succession, and has ultimate oversight responsibility for how the Company manages sustainability. The Information Technology Committee is responsible for oversight of information technology risk assessment and risk management. This includes oversight of cybersecurity policies, controls and procedures, such as procedures to identify and assess internal and external cybersecurity risks. The Information Technology Committee receives updates from management, including the Chief Information Security Officer, on internal and external cybersecurity risks at least quarterly. In fulfilling its responsibilities, the Board and each committee has the authority to retain external advisors.

BOARD AND COMMITTEE MEETINGS AND EXECUTIVE SESSIONS
Each Board member is expected to dedicate to the Company sufficient time, energy and attention to ensure the diligent performance of the director’s duties. Our Corporate Governance Guidelines provide that, except in exigent circumstances, each member of the Board is expected to attend Board and committee meetings and our Annual Meeting of Stockholders. All directors attended at least 75% of the

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Corporate Governance
combined total meetings of the full Board and the committees on which he or she served in 2022. All directors then serving on the Board attended the 2022 Annual Meeting of Stockholders.
In 2022, the Board and its committees met as described in the table below. Directors meet in executive sessions consisting exclusively of independent directors generally at each Board meeting. Each committee also holds executive sessions without any members of management present, generally at each meeting.

As the independent Chair of the Board, Ms. Rosen is the presiding director and chairs the executive sessions of the Board.

	Board	Audit	Compensation	Finance and Risk	Information Technology	Nominating and Corporate Governance
Number of Meetings in 2022	6	13	9	6	4	5

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The Nominating Committee’s purpose includes advising and assisting the Board in its oversight of:
•identifying individuals qualified to become directors, consistent with criteria approved by the Board, and selecting, or recommending to the Board select, the candidates for all directorships to be filled by the Board or by the stockholders;
•developing and recommending to the Board a set of corporate governance guidelines applicable to the Company;
•overseeing the evaluation of the Board and management, including evaluating annually the performance of each committee of the Board; and
•otherwise taking a leadership role in shaping the corporate governance of the Company.
The Nominating Committee’s responsibilities also include:
•developing director orientation and continuing education programs to ensure that the directors are fully informed as to their responsibilities;
•overseeing the evaluation of the Board and the CEO and providing input on senior management; and
•overseeing the senior management succession planning process.
The Nominating Committee also oversees ESG, including diversity, equity and inclusion, talent and political activities, and coordinates with other committees of the Board, such as the Compensation Committee, regarding matters within their purview. The Board has determined that all members of the Nominating Committee are independent under both NYSE listing standards and SEC rules. The Charter of the Nominating Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

AUDIT COMMITTEE
The Audit Committee’s purpose includes advising and assisting the Board in its oversight of:

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•the integrity of our quarterly and annual financial statements;
•our compliance with legal and regulatory requirements;
•our independent auditor’s qualifications and independence; and
•the performance of our internal audit function and independent auditors.
The Board has determined that all members of the Audit Committee are independent under both NYSE listing standards and SEC rules. The Charter of the Audit Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.
Audit Committee Financial Experts
The Board has determined that all members of the Audit Committee are financially literate as that qualification has been interpreted by the Board in its business judgment and that Messrs. Reilly, Basu, Carter and Stein are “audit committee financial experts” under SEC rules.

COMPENSATION COMMITTEE
The Compensation Committee’s purpose includes assisting the Board in fulfilling its responsibilities by:
•providing oversight of our compensation programs and practices and compensation of the Company’s executives; and
•producing an annual report for executive compensation for inclusion in the Company’s annual proxy statement.
The Board has determined that all members of the Compensation Committee are independent under both NYSE listing standards and SEC rules. Each member of the Compensation Committee is a “non-employee director” under Section 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Charter of the Compensation Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Role of Independent Compensation Consultant
The Compensation Committee engaged Semler Brossy through July 2022. Following an extensive, competitive review process, effective August 2022, the Compensation Committee engaged Pearl Meyer to serve as its independent compensation consultant to provide analysis and advice on such items as pay competitiveness, incentive plan design, performance measurement and other relevant market practices and trends with respect to executive and director compensation. For more information on the role of the independent compensation consultant in compensation recommendations and decisions, and the Compensation Committee’s assessment of the independence of the consultant, please see “CD&A — Input from Independent Compensation Consultant” on page 45.
Role of Management
In addition to receiving input from its independent compensation consultant, the Compensation Committee also receives recommendations from the CEO on the compensation of each executive officer other than himself. For more information on the role of management in compensation recommendations and decisions, please see “CD&A — Input from Management” on page 44.

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Corporate Governance
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee is now, or was during 2022 or any time prior thereto, an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during 2022 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company currently serves or has served in the past on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board or Compensation Committee.

FINANCE AND RISK COMMITTEE
The Finance and Risk Committee’s purpose is to assist the Board in fulfilling its responsibilities by:
•reviewing our policies and strategies for achieving finance (capital and liquidity management) objectives and reviewing outcomes;
•reviewing our policies and strategies for achieving investment (investing of the Company’s assets for investment return) objectives and reviewing outcomes; and
•acting as the focus committee of the Board for oversight of the Company’s enterprise risk management activities in conjunction with the Audit Committee and its risk management responsibilities.
The Board has determined that all members of the Finance and Risk Committee are independent. The Charter of the Finance and Risk Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.
INFORMATION TECHNOLOGY COMMITTEE
The Information Technology Committee’s purpose is to assist the Board in fulfilling its responsibilities by:
•reviewing the effectiveness of our information technology strategy, operations and investments in support of our overall business and operating strategy;
•providing input and perspective on technology advances and innovation and their potential to further our strategy; and
•reviewing the effectiveness of our policies with respect to information technology risk assessment and risk management, including cybersecurity policies, controls and procedures.
The Board has determined that all members of the Information Technology Committee are independent. The Charter of the Information Technology Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

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COMMUNICATING WITH THE INDEPENDENT CHAIR, THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE
To contact the Board Chair and the other non-management members of the Board, interested persons may write to the Chair of the Board of Directors, c/o Corporate Secretary, Assurant, Inc., 260 Interstate North Circle SE Atlanta, GA 30339 or submit questions or concerns by email to boardchair@assurant.com. Relevant communications will be distributed to the Board, or to individual director or directors, as appropriate, depending on the facts and circumstances.

Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as:

•business solicitations;
•junk mail, mass mailings and spam;
•new product and new services suggestions;
•resumes and other employment inquiries; and
•surveys.

In addition, material that is unduly hostile, threatening or illegal will be excluded. If any such material also raises issues of potential legitimate concern to the Board (including matters of corporate governance, alleged fraud or irregularities, or alleged control deficiencies), they will be brought to the Board’s attention without the offensive material.
To contact the Audit Committee with a complaint regarding accounting, internal accounting controls or auditing matters with respect to the Company, interested persons may write to the Global Ethics & Compliance Officer, c/o Corporate Secretary, Assurant, Inc., 260 Interstate North Circle SE Atlanta, GA 30339 or via email at corporatesecretary@assurant.com. Relevant communications will be distributed to the Chair of the Audit Committee of the Board of Directors.

SUSTAINABILITY
Assurant is a purpose-driven company committed to making meaningful progress to integrate our sustainability efforts with our long-term strategy and global business operations. Our Board, Management Committee and employees understand the importance of sustainability to deliver greater value as we operate our business and support Assurant’s long-term strategy.

As we build a more successful and sustainable future, our sustainability strategy helps us make better-informed decisions that consider broader societal issues affecting our clients, customers, investors, communities and employees. We are holding ourselves accountable as we fortify our strengths and enhance the Company’s long-term performance. As the global market, consumer needs, organizational expectations and sustainability standards continue to evolve, Assurant will further integrate sustainability considerations into our products and services, operations, risk management, investments and disclosures.

In addition to our ongoing engagement with key stakeholders, including our stockholders, Assurant has initiated an impact-based ESG prioritization assessment to further inform our sustainability strategy, and to ensure continued focus on our most significant ESG topics. This assessment allows us the opportunity to engage with key stakeholders on priority ESG matters particularly given the ongoing evolution of the business and the rising expectations of all stakeholders since the last assessment. The results of the assessment, expected later in the spring of 2023, will be a critical input used to strategically guide our sustainability efforts, management and reporting.

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Oversight

The Nominating Committee oversees sustainability matters for Assurant, and together with the Compensation Committee, oversees our human capital management programs, including the Company’s efforts and commitment to diversity, equity and inclusion. The Board directly oversees sustainability matters relating to the Company’s strategy and initiatives. Our CEO, together with our Chief Administrative Officer and Senior Vice President, Investor Relations and Sustainability, set the direction of our sustainability strategy in collaboration with the Management Committee as well as other global leaders and subject matter experts.

In 2022, the Company’s ESG Oversight and Action Committee, comprised of select Management Committee members and senior management across key functional areas, was refreshed to: provide input to the Company’s business-aligned sustainability strategy for long-term value creation; establish the Company’s ESG position and view for ESG policy; recommend and approve the Company’s sustainability initiatives; and to support the integration of the Company’s sustainability strategy throughout the organization.

Currently, Assurant has prioritized three ESG areas of strategic focus for 2020-2025: Talent, Products and Climate.

Talent

We aspire to foster a more diverse, equitable and inclusive culture to drive sustainable innovation for the benefit of all stakeholders. We drive innovation and employee belonging by ensuring that our workforce reflects the diversity and inclusivity of our consumers and the communities we serve. The Company and our employees support communities and the greater good through grants, volunteer activation and investment. We promote a strong Company culture and engage employees through our practices and policies, total rewards and learning and development programs that we believe lead to greater innovation and business outperformance. We are committed to the principle of equal pay for equal work and seek to ensure our employees are paid equitably. We will continue to adapt and evolve new ways of working to strengthen our global bench of talent and commitment to fair, equitable pay and benefits. 2022 key highlights include:

Reinforced Company Culture	We refreshed the key tenets of our culture, specifically to foster greater understanding of our renewed purpose and why the work we do each day and behaviors we model matter to the stakeholders we serve.
Ongoing Employee Feedback & Listening	We regularly engage with our employees to seek feedback through an array of forums and channels designed to provide opportunities for anonymous, real-time feedback.

Results from our most recent enterprise-wide listening program, which concluded in June 2022, benefited from strong employee participation and highlighted that employees generally feel engaged and aligned with the Company’s priorities.

To ensure our Total Rewards remain competitive, we also conducted employee focus groups that helped validate that recommended plan changes for 2023 met the needs of our diverse workforce particularly around predictability and affordability of health care costs.

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Commitment to Diversity & Inclusion	We launched three employee resource groups (including Women@Assurant, Veterans@Assurant and Mosaic@Assurant) to provide forums for employees to raise topics that are important to underrepresented groups.

We sponsored an inaugural, enterprise-wide diversity and inclusion mentorship program.

We expanded employee participation in targeted development programs for women and underrepresented groups including HACE (Hispanic Alliance for Career Enhancement), ELC (Executive Leadership Council) and LEAP (Leadership Acceleration Program) forums.
Investing in Our People	We continue to invest in our employees’ career growth and provide employees with a wide range of training and development opportunities.

In 2022, we delivered live-virtual training to support the initial rollout of our redefined culture tenets which will continue as we further embed into our talent practices.

We also implemented key initiatives to increase adoption of new technology and processes providing both learning tools and change support, furthering our focus on a digital-first mindset.

Products

We aspire to help people thrive in the connected world. We leverage insights and technology to accelerate the introduction of offerings that add customer value and make a positive impact on society. We will continue to help consumers understand and invest in digital protection products and services to enhance access and ease of use through seamless support. 2022 key highlights include:

Electric Vehicle Product	EV-One, our electric vehicle and hybrid protection policy, is available in 12 countries.

EV-One was expanded and enhanced to include comprehensive battery coverage, helping to support the adoption of energy-efficient vehicles.
Repurposing Mobile Devices	Since 2009, Assurant has repurposed more than 135 million mobile devices.

Whether by repairing, reselling or recycling devices through certified partners, we are enabling the reuse of valuable materials and reduction of e-waste from landfills.

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Climate

We aspire to operate in ways that minimize our carbon footprint and enhance sustainability. We work to strengthen climate resiliency, extend and enhance product life cycles, and identify vulnerabilities through robust risk management as we measure impact and enhance the products and services we offer. We are improving energy efficiency in our owned facilities and enabling a more hybrid work model to support our business and talent strategy, as larger portion of our employees are working remote and reducing our footprint where appropriate. 2022 key highlights include:

Reduce GHG Emissions by 40 Percent by 2030	In December 2022, the Company announced its science-based aligned target to reduce Scope 1 and Scope 2 GHG emissions by 40% by 2030 from a 2021 base year. The target, which aligns with the Paris Agreement and the Science-based Targets initiative, was set as part of the Company’s ESG guiding principle to ensure its facilities around the world adhere to sustainability practices.
Enhanced and Verified Emissions Reporting	We continue to enhance our emissions reporting. In 2022, we expanded Scope 3 reporting to include our investment portfolio (by industry and asset class) in addition to purchased goods and services, and use of sold products, a category that pertains exclusively to our mobile business. We engaged a third party to conduct an independent verification of all Scope 1, Scope 2, and relevant Scope 3 category, excluding investment portfolio, GHG emissions.
Climate Action Policy	In addition to our Responsible Investing Commitment Policy, in 2022, we implemented our Climate Action Policy, which identifies the steps that we will take to continue to integrate our environmental commitment into our business operations and maintain the appropriate governance and oversight to monitor, manage, and continuously improve our climate action and environmental performance.

Additional information about our sustainability efforts, and our most recent Sustainability Report, can be found on our website at http://www.assurant.com/our-story/sustainability.
POLITICAL ACTIVITIES POLICY STATEMENT

We have a policy governing our political activities to ensure they are conducted in full compliance with applicable law and align with our corporate purpose and values. Among other things, the policy states that Assurant does not use corporate resources for political contributions to political candidates, parties, or committees, even where it is allowed by law. As permitted by federal election law, Assurant sponsors the Assurant Inc. Political Action Committee (“PAC”), a federal political action committee registered with the Federal Election Commission, and funded solely through voluntary employee contributions. As legally permitted, Assurant supports the modest cost of administering the PAC. The Nominating Committee exercises oversight over our political activities, including our public policy priorities, engagement with officials and other stakeholders, and compliance with laws and regulations. Our Political Activities Policy is available under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

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Compensation Discussion and Analysis
Compensation Discussion and Analysis
EXECUTIVE SUMMARY

Introduction
This Compensation Discussion and Analysis (“CD&A”) provides a detailed review of the compensation principles and strategic objectives governing the compensation of the following individuals, who were our named executive officers (“NEOs”) for 2022:

Name	Title
Keith W. Demmings	President and Chief Executive Officer
Richard S. Dziadzio	Executive Vice President, Chief Financial Officer
Robert A. Lonergan	Executive Vice President, Chief Strategy and Risk Officer
Keith R. Meier	Executive Vice President, Chief Operating Officer
Francesca L. Luthi	Executive Vice President, Chief Administrative Officer

2022 Compensation Highlights
Assurant’s executive compensation decisions in 2022 reflect our strong pay-for-performance philosophy. Our vision is to be the leading global business services company supporting the advancement of the connected world. With our portfolio of businesses with market leading positions, we strive for outperformance through sustained profitable growth and disciplined capital deployment. Our executive compensation programs are aligned with the Company’s strategic and financial objectives and are designed to link the interests of our NEOs with those of our stockholders by directly tying a majority of our NEO compensation with the Company’s stock price performance and financial performance.
In 2022, given the Company’ ongoing shift to more fee-based businesses, Assurant introduced Adjusted EBITDA, excluding reportable catastrophes, and Adjusted earnings, excluding reportable catastrophes, per diluted share, as its performance metrics for the enterprise. During this transition year, we continued to use legacy financial metrics in our compensation plans designed to focus management on driving continued profitable growth. For 2022, the financial metrics for the Executive Short-Term Incentive Plan (“ESTIP”) were 60% net operating income (“NOI”), excluding reportable catastrophes, and 40% net earned premiums, fees and other income, and the financial metrics for the Long-Term Equity Incentive Plan (“ALTEIP”) were 50% TSR relative to the S&P 500 Index and 50% absolute NOI per diluted share (“NOI EPS”), excluding reportable catastrophes.
For 2023, the Company will adjust the metrics of its compensation plans to align with the evolution of its performance metrics. For the ESTIP, we will move to metrics comprised of 50% Adjusted EBITDA, excluding reportable catastrophes, 30% net earned premiums, fees and other income, and 20% a new individual performance factor introduced to better allow the CEO to differentiate total payouts for the NEOs based on their individual contributions and attainment of strategic goals. For the ALTEIP, we will move to 50% Adjusted earnings, excluding reportable catastrophes, per diluted share, with no change to the 50% TSR relative to the S&P 500 Index.
Our executive compensation program has three primary elements: annual base salary, annual cash incentives as part of our ESTIP, and long-term equity incentives as part of our ALTEIP. Each of these pay elements serves a specific purpose in our compensation strategy. Based on our performance and consistent with the design of our program, the Compensation Committee made the following decisions for 2022:

•Annual base salary: The Compensation Committee set the fixed cash compensation for our CEO and reviewed and approved the fixed cash compensation for our other NEOs based on

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Compensation Discussion and Analysis
qualifications, experience, performance, role, career progression, market data and internal pay equity. See “The Compensation Committee’s Decision-Making Process” beginning on page 44 and “Annual Base Salary” beginning on page 46 for details.

•Annual Incentive Plan (“ESTIP”): The Compensation Committee set ESTIP performance goals for 2022 based on NOI and net earned premiums, fees and other income of the consolidated enterprise. These goals were designed to support the Company’s strategic and financial objectives, including continued profitable growth. Based on the Company’s performance against the ESTIP performance goals, our NEOs received annual incentive payments calculated on the basis of net earned premiums, fees and other income (weighted 40%) performing at 89% and NOI (weighted at 60%) performing at a 78% for a total 0.82 performance multiplier. ESTIP metrics and NEO payouts are described in greater detail in “Annual Incentive Compensation” beginning on page 47.

•Long-Term Equity Incentive Plan (“ALTEIP”): For 2022, our NEOs received 75% of their annual ALTEIP awards in the form of PSUs and 25% in the form of RSUs. PSUs are designed to support the Company’s ongoing strategic and financial objectives, including continued profitable growth and sustainable long-term stockholder return, thereby closely aligning the interests of management and stockholders. Payouts under the PSUs are determined at the end of a three-year performance cycle based on the Company’s TSR results relative to the S&P 500 Index and absolute NOI EPS performance, excluding reportable catastrophes. Generally, PSUs vest on the third anniversary of the grant date. For PSUs granted in 2019, based on actual performance results, NEOs received shares of common stock equal to 112% of their target PSUs. ALTEIP metrics and NEO payouts are described in greater detail in “Long-Term Equity Incentive Compensation” beginning on page 48.

2022 Say-on-Pay Vote and Stockholder Engagement

At our 2022 Annual Meeting, stockholders again voted strongly in support of Assurant’s executive compensation program with approximately 96% of votes cast in support of our say-on-pay proposal. Executive compensation was a key topic of discussion during our ongoing stockholder engagement during which we highlighted our proposed changes to the executive compensation plans for 2023 to align with the evolution of the Company’s performance metrics and advancements in our ESG efforts related to talent and DE&I. Our stockholder engagement program is described in further detail in “Stockholder Rights and Engagement” beginning on page 27.

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Compensation Discussion and Analysis
Strong Executive Compensation Governance Practices and Policies

Our executive compensation programs are informed by strong governance practices that reinforce our pay for performance philosophy, support our culture of accountability, and encourage prudent risk management.

What We Do	What We Don’t Do
☑ Heavy emphasis on variable compensation	☒ No “single trigger” change in control agreements
☑ Significant portion of annual and long-term incentives are performance based “at risk”	☒ No tax gross ups upon change in control
☑ Robust stock ownership guidelines for directors and executive officers	☒ No hedging or pledging of company stock
☑ Incentive recoupment (clawback) policy	☒ No significant perquisites
☑ Proactive stockholder engagement	☒ No dividends paid on unvested PSUs
☑ Annual risk assessments	☒ No employment agreements with executive team

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Compensation Discussion and Analysis
WHAT GUIDES OUR PROGRAM

Our Executive Compensation Principles

Set forth below are our core executive compensation principles, along with key features of our executive compensation program that support these principles:

Executive compensation programs should align the interests of our executives with those of our stockholders by tying compensation to the Company’s stock price and financial performance.
•Significant portions of executive compensation are variable and tied to the Company’s stock price and financial performance. 87% of our CEO’s and 77% of our other NEOs’ total target direct compensation is variable. The charts below do not include any one-time equity grants or awards outside of target annual total direct compensation, if any.

Executive compensation opportunities should be sufficiently competitive to motivate and retain talent while aligning their interests with those of our stockholders.
•When setting target total direct compensation opportunities (base salary, ESTIP and ALTEIP) for our NEOs, the Compensation Committee considered comparable positions at companies included in a Willis Towers Watson general industry survey and select secondary references. The Compensation Committee also considered the scope of an NEO’s role and his or her individual performance, contributions and experience.
•The Company selects performance metrics that seek to achieve the appropriate balance between annual and long-term incentives that are supportive of the Company’s strategic and financial goals.
•Stock-based compensation outweighs cash-based compensation to further align NEOs with long-term value creation.
•Each NEO’s annual incentive opportunity and PSUs are contingent on the Company’s performance. If the Company does not achieve threshold performance with respect to its ESTIP or PSU metrics, there is no payout under those plans.
•75% of the annual long-term equity incentive award granted to our NEOs in 2022 was delivered in the form of PSUs, with a three-year cumulative performance period, and 25% was delivered in the form of RSUs, with a three-year annual vesting schedule.

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Compensation Discussion and Analysis

Our incentive-based programs should motivate our executives to deliver strong, sustainable results.
•We design performance goals under our ESTIP so that above-target compensation will only be paid if the Company delivers above-target performance based on NOI, excluding reportable catastrophes, and net earned premiums, fees and other income.
•Payouts for PSU awards granted in 2022 are based on performance results over a three-year cumulative performance period with respect to TSR relative to the S&P 500 Index and absolute NOI EPS, excluding reportable catastrophes.
•We design performance goals under our ALTEIP such that payouts on the TSR metric reach above-target levels only if our performance exceeds the 50th percentile of the index.
•The maximum payout under the Company’s ESTIP and ALTEIP is capped at 200% of each NEO’s target opportunity.

The Compensation Committee’s Decision-Making Process

The Compensation Committee oversees our executive compensation program and advises the full Board on general aspects of Assurant’s compensation and benefit policies. The Compensation Committee is composed entirely of independent directors, as determined in accordance with its charter, our Corporate Governance Guidelines and applicable New York Stock Exchange (“NYSE”) rules. The Compensation Committee’s charter and our Corporate Governance Guidelines are available under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

The following chart outlines the Compensation Committee’s annual process in setting NEO compensation:

Step 1	Step 2	Step 3
Committee reviews competitive assessment of current target total direct compensation levels and pay positioning as prepared by an independent compensation consultant.	Committee considers recommendations from CEO on compensation of other NEOs.	Committee establishes total direct compensation opportunities for NEOs.

For 2022, the Compensation Committee evaluated the recommendations of our CEO for the compensation of our other NEOs, together with information and analysis provided by its independent compensation consultant, using data from a general industry survey from Willis Towers Watson, supplemented by several secondary references, as described in “Compensation Peer Group” on page 45. The Compensation Committee exercises its discretion in evaluating, modifying, approving or rejecting the CEO’s recommendations and makes all final decisions with regard to base salary, short-term incentives and long-term incentives for all executive officers, including the NEOs. The Compensation Committee also regularly meets in executive sessions without members of management present to discuss recommendations and make decisions with respect to compensation of the Company’s executive officers.

Input from Management

Our CEO is not involved in the Compensation Committee’s determination of his compensation. Generally, the CEO completes a self-assessment of his own performance against prescribed criteria and each independent director separately assesses the CEO’s performance using the same criteria. In consultation with our Chief Administrative Officer, our CEO annually reviews the performance and compensation of each of our executive officers relative to market pay levels using data from a general industry survey from Willis

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Towers Watson, supplemented by several secondary references, as described in “Compensation Peer Group” on page 45, and makes recommendations regarding their compensation to the Compensation Committee. The CEO also provides input to the Compensation Committee, in consultation with the Chief Administrative Officer, on the ESTIP and ALTEIP performance goals for the Company’s executive officers.

Input from Independent Compensation Consultant

Our Compensation Committee has the authority to engage and retain an independent compensation consultant to provide counsel and advice. From time to time, the Compensation Committee formally conducts an evaluation as to the effectiveness of the independent compensation consultant and periodically runs a request for proposal process to ensure the independent compensation consultant is meeting its needs. Our Compensation Committee engaged Semler Brossy through July 2022 and engaged Pearl Meyer through the remainder of the year. Pearl Meyer was selected as the independent consultant after an extensive review process conducted by the Compensation Committee. The nature and scope of the services provided by the independent compensation consultants in 2022 included participating in Compensation Committee meetings, benchmarking compensation for the executive officers, providing advice and recommendations related to the compensation of executive officers, plan design and director compensation, and providing updates on trends and developments in executive compensation.

The decisions made by the Compensation Committee are the responsibility of the Compensation Committee and may reflect factors other than the recommendations and information provided its independent compensation consultant. The Compensation Committee assessed the independence of both Semler Brossy and Pearl Meyer in 2022, as required under NYSE listing rules. The Compensation Committee has also considered and assessed all relevant factors, including those set forth under the Exchange Act, that could give rise to a potential conflict of interest with respect to the compensation consultant. Based on this review, we are not aware of any conflict of interest raised by the work performed by either Semler Brossy or Pearl Meyer that would prevent either firm from serving as an independent consultant to the Compensation Committee.

Compensation Peer Group

The Compensation Committee periodically considers whether a sufficient number of publicly-traded, U.S.-based competitors exists to develop a custom peer group. Many of the Company’s competitors are private companies or subsidiaries of public companies. Given the limited number of public company competitors, the Compensation Committee determined that for 2022, consistent with recent years, a broad sample of general industry companies regressed to the Company’s revenue size would serve as the most appropriate comparison for evaluating the market competitiveness of pay levels. The Compensation Committee used Willis Towers Watson general industry survey data, which includes a broad representation of companies across a variety of industries, as the primary market reference for evaluating pay positioning when establishing 2022 pay levels. The Compensation Committee supplemented its primary reference with several secondary references, including the Willis Towers Watson financial services survey and data from similar-sized companies in the insurance industry. The Compensation Committee referenced target total direct compensation for each NEO with that provided to executives with similar responsibilities at companies included in the general industry survey data described above. Compensation may vary from the median range as necessary to reflect the skills, experience and performance of the individual or the scope of responsibilities for that role. The Compensation Committee received an assessment from its independent compensation consultant relating to target total direct compensation which concluded that our NEOs were generally appropriately positioned within a competitive range relative to similarly situated executives based on the scope of an NEO’s role and his or her skills, experience and individual performance. The Compensation Committee will continue to periodically evaluate the survey data used to evaluate pay levels

45	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
and whether a custom peer group can be developed to provide meaningful comparison for evaluating compensation levels.

2022 EXECUTIVE COMPENSATION PROGRAM

Elements of Compensation

Our NEOs’ total direct compensation has three elements as set forth in the table below:

Compensation Element	Objective/Purpose
Annual base salary	Competitive base salaries support our ability to attract and retain executive talent.
Annual incentive program (ESTIP)	Motivates executives to achieve specific near-term enterprise goals designed to support the Company’s strategic and financial objectives.
Long-term equity incentive program (ALTEIP)	Aligns management’s interests with stockholders’ interests. Reinforces a culture of accountability focused on long-term value creation and is a key element of retaining executive talent.

Annual Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. The Compensation Committee did not increase the base salaries of our NEOs in 2022 except in connection with the promotions of Messrs. Demmings and Meier. For more information, please see “Summary Compensation Table” on page 56 below.

Name	2021 Base Salary ($)[1]	2022 Base Salary ($)[1]	% Increase
Keith W. Demmings[2]	700,000	1,000,000	43%
Richard S. Dziadzio	680,000	680,000	—%
Robert A. Lonergan	500,000	500,000	—%
Keith R. Meier[3]	510,000	610,000	20%
Francesca L. Luthi	525,000	525,000	—%

1     The base salary amounts listed in the table represent each NEO’s base salary rate. Actual base salary paid in the calendar year differs slightly from these amounts due to the payroll calendar.
2     Mr. Demmings’s base salary at the start of 2021 was $545,000. Mr. Demmings’s base salary was increased to $700,000 in May 2021 in connection with his promotion to President. Mr. Demmings’s base salary was increased to $1,000,000 in January 2022 in connection with his promotion to President and Chief Executive Officer.
3     Mr. Meier’s base salary was increased to $610,000 in January 2022 in connection with his promotion to Executive Vice President, Chief Operating Officer.

46	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
Annual Incentive Compensation
The ESTIP provides our NEOs the opportunity to earn a performance-based annual cash incentive award. Actual incentive payouts depend on the achievement of predetermined financial performance objectives and can range from 0% to 200% of target award amounts. Target annual incentive opportunities are expressed as a percentage of base salary. Target award opportunities for 2022 were as follows:

Name	2022 Base Salary ($)	Target Annual Incentive (as a % of Salary)	Target Annual Incentive ($)
Keith W. Demmings[1]	1,000,000	150%	1,500,000
Richard S. Dziadzio	680,000	100%	680,000
Robert A. Lonergan	500,000	100%	500,000
Keith R. Meier[2]	610,000	100%	610,000
Francesca L. Luthi	525,000	100%	525,000

1     In 2022 Mr. Demmings’s target annual incentive opportunity increased from 110% to 150% of his applicable annual base salary under the ESTIP, in connection with his promotion to President and Chief Executive Officer.
2     In 2022 Mr. Meier’s target annual incentive opportunity increased from 90% to 100% of his applicable annual base salary under the ESTIP, in connection with his promotion to Executive Vice President, Chief Operating Officer.

Each year the Compensation Committee reviews the annual incentive financial metrics. The Compensation Committee seeks to select metrics that align with the Company’s strategic and financial objectives. For 2022, the Compensation Committee continued to use financial metrics designed to focus management on driving continued profitable growth. The financial metrics for the ESTIP were 60% NOI, excluding reportable catastrophes, and 40% net earned premiums, fees and other income (which represents our revenues excluding net investment income and net realized gains or losses on investments and fair value changes to equity securities). For all NEOs, the performance goals are set at the enterprise level and measured on a consolidated basis. The NOI performance goals exclude reportable catastrophes because they create volatility that is beyond management’s control and the Compensation Committee believes management should be focused on the underlying performance of the business, which is consistent with how the Company reports its results.
For 2023, to better align the incentives to the Company’s strategic and financial objectives, reflecting new performance metrics, the Compensation Committee has approved updated ESTIP metrics comprised of: 50% Adjusted EBITDA, excluding reportable catastrophes, 30% net earned premiums, fees and other income, and 20% a new individual performance factor.

47	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
2022 Results
The following tables set forth the 2022 financial metrics and performance goals, along with the resulting multipliers applied to NEO annual incentive compensation:
2022 Annual Incentive Performance Goals and Results 1 2

Weighting	Financial Metric	—	0.5	0.9	1.0	1.1	1.5	2.0	2022 Results[3]	2022 Performance Multiplier
60%	Enterprise NOI (excluding reportable catastrophes)	$611	$654	$705	$727	$749	$800	$843	$690	0.82

40%	Net earned premiums, fees and other income	$8,808	$9,437	$9,962	$10,486	$11,010	$11,535	$12,164	$9,947

1Dollar amounts applicable to performance goals are in millions. The performance goals included in this table are disclosed only to assist investors and other readers in understanding the Company’s executive compensation. They are not intended to provide guidance on the Company’s future performance and should not be relied upon as predictive of the Company’s future performance or the future performance of any of our operating segments.
2Certain measures are non-GAAP. A reconciliation of these non-GAAP measures to their most comparable GAAP measures can be found in Appendix A hereto.
3Results in this column may differ from the Company’s reported results since expenses, revenues and other effects associated with acquisition and disposition activity during the performance year and changes in accounting that do not reflect changes in the underlying business are generally excluded when calculating results for purposes of the ESTIP.

The following table shows target annual incentive compensation, the multipliers applied for each NEO and the resulting annual incentive award payout for 2022:

NEO	2022 Target Annual Incentive [1]	2022 Multiplier	2022 Annual Incentive Payment
Keith W. Demmings	$1,500,000	0.82	$1,230,000
Richard S. Dziadzio	$680,000	0.82	$557,600
Robert A. Lonergan	$500,000	0.82	$410,000
Keith R. Meier	$610,000	0.82	$500,200
Francesca L. Luthi	$525,000	0.82	$430,500

1The target annual incentive is calculated by multiplying an NEO’s base salary rate by his or her target annual ESTIP opportunity.

Long-Term Equity Incentive Compensation
The 2022 ALTEIP grants awarded to the Company’s NEOs are comprised of a mix of 75% PSUs and 25% RSUs. The target long-term incentive opportunities as a percentage of base salary for each of our NEOs were as follows: 500% for the CEO, 300% for the CFO and between 210% and 230% for each of the other NEOs. Our NEOs received increases to their long-term incentive opportunities in 2022 based on factors including to

48	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
acknowledge strong performance in role, motivate and sustain momentum, and to align with market. The target PSUs and RSUs awarded for fiscal 2022 for each of the NEOs were as follows:

Name	2022 Target Annual Long Term Incentive (as a % of Salary)	2022 PSUs (75%)		2022 RSUs (25%)		Total Grant Date Dollar ($) Value
		Number (#) of Units	Grant Date Dollar ($) Value[1]	Number (#) of Units	Grant Date Dollar ($) Value[1]
Keith W. Demmings	500%	21,507	3,749,961	7,169	1,249,987	4,999,948
Richard S. Dziadzio	300%	8,775	1,530,009	2,925	510,003	2,040,012
Robert A. Lonergan	210%	4,517	787,584	1,506	262,586	1,050,170
Keith R. Meier	230%	6,035	1,052,263	2,012	350,812	1,403,075
Francesca L. Luthi	225%	5,081	885,923	1,694	295,366	1,181,289

1 The actual number of PSUs and RSUs granted was calculated by dividing the dollar value of the award by the closing price of the Company’s stock on the equity award grant date. The closing price of the Company’s stock on March 16, 2022 was $174.36.

In addition to the 2022 ALTEIP awards outlined in the preceding table, on March 14, 2022, the Compensation Committee determined to award Mr. Lonergan 6,500 PSUs, with a grant date value of $1,133,340, in accordance with the terms and conditions of the 2022 form of PSU agreement. This one-time equity award was provided to recognize Mr. Lonergan for outstanding performance during 2021, including impact on mergers, acquisitions and divestitures and enterprise COVID response.

PSUs
PSUs support sustainable long-term stockholder return and closely align the interests of management and stockholders. The maximum payout opportunity for PSUs is capped at 200% of an NEO’s target opportunity. Unless a PSU recipient is retirement eligible, the recipient must be continuously employed by the Company or any of its subsidiaries through the performance determination date following the end of the applicable performance period to achieve payout.
For annual awards granted in 2019-2022, performance is measured with respect to two equally weighted metrics measured over a three-year performance period: absolute NOI EPS, excluding reportable catastrophes and TSR relative to the S&P 500 Index. Additional details concerning the metrics, index and payout requirements for recent ALTEIP awards are described below.
For 2023, the Compensation Committee has approved updated ALTEIP metrics comprised of 50% Adjusted earnings, excluding reportable catastrophes, per diluted share and with no change to the 50% TSR metric relative to the S&P 500 Index.

49	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
Performance-Based Long-Term Equity Plan Design Attributes

Metrics and Weighting	For 2019 - 2022 awards: Relative TSR[1] - 50% Absolute NOI EPS[2] - 50% . For 2023 awards: Relative TSR[1] - 50% Absolute Adjusted EPS[2] - 50%	Rationale: The Compensation Committee believes that these metrics should align with the Company’s strategic and financial objectives.
Performance Measured Against an Industry Index	TSR measured against S&P 500 Index
Rationale:

The Compensation Committee believes the S&P 500 Index:

•     represents a well-known and objective benchmark by which the Company’s performance can be measured; and
.
•     provides a robust sample of companies across different industries reflective of the Company’s continued expansion beyond traditional lines of insurance.

Payout Considerations
For the relative metric (TSR):

Payout above target if above-median performance is achieved

Payouts capped at 200% of target if the percentile is at or above the 90th percentile

Minimum threshold for payout is the 25th percentile

Payouts for performance between the percentile levels are determined on a straight-line basis using linear interpolation

For the absolute metric(s):

Threshold for payout set at pre-determined performance level

Payouts capped at 200% of target

Payouts for performance levels between the threshold and maximum levels are determined on a straight-line basis using linear interpolation
Rationale: . The Compensation Committee believes the payout opportunity: • supports the Company’s pay for performance philosophy; and • ensures focus on driving stockholder returns over the long term.

1Percentage change on Company stock price plus dividend yield percentage.
2Cumulative three-year NOI EPS, excluding reportable catastrophes.
3Cumulative three-year Adjusted earnings, excluding reportable catastrophes, per diluted share.

50	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
2019-2021 Performance Period
In 2022, the Compensation Committee approved equity payments for PSUs granted in 2019 based on the financial metrics described on the previous page. The Company’s cumulative percentile ranking relative to companies in the S&P 500 Index with regard to TSR over the 2019-2021 performance period was in the 59th percentile, which represents a payout at 118% of target. The Company achieved 2019-2021 cumulative NOI EPS, excluding reportable catastrophes,1 of $31.27, which represents a payout at 106% of target. As a result, each NEO received shares of common stock equal to 112% of their target number of PSUs granted in 2019, which represents the average payouts for TSR and NOI EPS. The performance levels for the 2019-2021 performance cycle are reflected in the charts below.

1    Represents a non-GAAP measure. A reconciliation of this non-GAAP measure to its most comparable GAAP measure can be found in Appendix A hereto.

Performance-Based Long-Term Equity Plan Design — TSR Metric

2019-2021 Performance Period
Performance Level	Ranking v. S&P 500 Index	Payout
Maximum	90th Percentile	200%
Stretch	75th Percentile	150%
Target	50th Percentile	100%
Threshold	25th Percentile	50%
Below Threshold	Below 25th Percentile	0%

Performance-Based Long-Term Equity Plan Design — NOI EPS Metric

NOI EPS 2019-2021 Performance Period
Performance Level	Cumulative NOI EPS[1]	Payout
Maximum	$35.86	200%
Stretch	$34.30	125%
Above Target	$32.74	110%
Target	$31.18	100%
Near Target	$29.62	90%
Below Target	$28.06	75%
Threshold	$26.50	50%
Below Threshold	$26.49 or less	0%

1Cumulative three-year NOI EPS, excluding reportable catastrophes.
RSUs
RSUs typically vest in equal annual installments over a three-year vesting period and are granted in March of each year. For additional information on PSUs and RSUs granted to our NEOs in 2022, please see columns (h) and (j), respectively, of the “Grants of Plan-Based Awards” table on page 58.

51	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
OUR EXECUTIVE COMPENSATION PRACTICES, POLICIES & GUIDELINES
Our executive compensation programs are guided by strong governance practices intended to reinforce our pay for performance philosophy, support our culture of accountability and prudent risk management. Summarized below are the key governance features of our executive compensation programs.

Stock Ownership Guidelines
The Company adopted Stock Ownership Guidelines and holding requirements for its non-employee directors and executive officers. The current Stock Ownership Guidelines are as follows:

Position	Minimum Stock Ownership Requirement
Non-Employee Director	Market value of 5 times annual base cash retainer
Chief Executive Officer	Market value of 6 times current base salary
Other Executive Officers	Market value of 3 times current base salary

Covered individuals have five years from their permanent appointment to a specified position to acquire the required holdings. Until a covered individual meets the required ownership level, such individual is generally prohibited from selling or otherwise transferring more than 50% of the net after-tax shares of common stock acquired upon any vesting of RSUs or PSUs. As of December 31, 2022, all of our non-employee directors and NEOs were in compliance with the Company’s Stock Ownership Guidelines, taking into account the five-year transition period noted above.

Executive Compensation Recoupment (Clawback) Policy

Our robust recoupment provisions go beyond currently applicable legal requirements. Effective in 2012, we implemented a policy regarding the recoupment of performance-based incentive compensation awarded to the Company’s key executives, including the NEOs. In the event that the Company is required to prepare a restatement of its financial results due to material noncompliance with any financial reporting requirement under the securities laws, we may recover the excess of any annual cash incentive and long-term cash or equity-based incentive award amounts provided to any of the Company’s current or former NEOs based on the original financial statements (including any deferrals thereof) over the amounts that would have been provided based on the restatement. The recovery period may comprise up to three years preceding the date on which the Company is required to prepare the restatement. This is in addition to the clawback requirements of the Sarbanes-Oxley Act of 2002 applicable to the CEO and CFO. In 2021, we amended the policy to permit recovery in the event that the Company terminates an NEO’s employment due to specified personal misconduct and expanded the clawback in that instance to include any incentive compensation. We are reviewing our policy to comply with the SEC’s adoption of the final clawback rule.

Effective for the 2023 awards, we may additionally require repayment of gains realized under equity awards and cancel equity awards in specified instances of executive misconduct, including misconduct causing a financial statement restatement or a material violation of law that causes material financial harm to us. Unvested PSUs and RSUs, and certain vested PSUs and RSUs, may be forfeited or subject to repayment if an NEO breaches our Code of Ethics, discloses confidential information, commits fraud, gross negligence, or willful misconduct, solicits business or our employees, disparages us, or engages in competitive actions while employed by Company or its subsidiaries or during a set time period after termination of employment according to the terms of the award agreement.

52	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
Prohibition on Hedging and Pledging Transactions
Employees, including the NEOs, and directors are subject to the Company’s Insider Trading Policy, which prohibits them from engaging in hedging or monetizing transactions, such as zero-cost collars and forward sale contracts, with respect to Company securities they own or that are subject to their control. The Company’s Insider Trading Policy also prohibits employees and directors from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Timing of Equity Grants
The Company does not coordinate the timing of equity awards with the release of material non-public information. Annual equity awards are granted on March 16 of each year.

Change in Control
Assurant is party to a change in control agreement (a “CIC Agreement”) with each of its NEOs. The purpose of these CIC Agreements is to enable our executives to focus solely on maximizing stockholder value in the context of a change in control transaction without regard to personal concerns related to job security.
The CIC Agreements with our NEOs contain a “double trigger” provision, meaning that benefits are generally payable only upon a termination of employment “without cause” by the Company or for “good reason” by the NEO within two years following a change in control. Executives who have CIC Agreements are also subject to non-compete and non-solicitation provisions. These agreements do not contain excise tax gross-up provisions. Additional information regarding the CIC Agreements is provided under “Narrative to Potential Payments Upon Termination or Change in Control — Change in Control Agreements” on page 69.

53	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
OTHER ELEMENTS OF COMPENSATION
Our NEOs participate in the same health care, disability, severance, life insurance, pension and 401(k) benefit plans made available generally to the Company’s U.S. employees.

Retirement Plans
Our NEOs participate in both the 401(k) Plan (the “401(k) Plan”) and an Executive 401(k) Plan (the “Executive 401(k) Plan”). These retirement plans are intended to provide our NEOs with competitive levels of income replacement upon retirement to attract and retain talent in key positions. The Executive 401(k) Plan is designed to replace income levels capped under the 401(k) Plan by the Code. Additional information regarding these plans is provided under “Nonqualified Deferred Compensation Plans” table on page 64.
Some of our NEOs participate in an Executive Pension Plan (the “Executive Pension Plan”) and a Pension Plan (the “Pension Plan”). The Executive Pension Plan replaces income levels capped under the Pension Plan by the Code. Both plans were frozen and no additional benefits have accrued since 2016. Additional information regarding these plans is provided under “Pension Benefits” on page 62.
Deferred Compensation Plans
Each of the NEOs is eligible to participate in the Amended and Restated Assurant Deferred Compensation Plan (the “ADC Plan”). The ADC Plan enables key employees to defer a portion of eligible compensation, which is notionally invested in a variety of mutual funds. Additional information regarding the ADC Plan is provided under “Nonqualified Deferred Compensation Plans” table on page 64.
Long-Term Disability Benefits
As part of the Company’s general benefits program, the Company provides Long-Term Disability (“LTD”) coverage for all benefits-eligible employees under a group policy. As an additional benefit, each NEO is eligible for Executive LTD coverage, which provides a maximum monthly benefit of $10,000. The combined maximum LTD (group LTD and Executive LTD) benefit is $25,000 per month. Additional information regarding Executive LTD benefits is provided in footnote 2 to the Summary Compensation Table on page 56.
Severance Policy

The Company’s severance policy provides separation pay upon an involuntary termination of employment as part of a Company-wide policy available to all U.S. employees based on tenure at the Company with a minimum amount of separation pay depending on job grade level.

Tax and Accounting Implications
The Compensation Committee continues to emphasize performance-based compensation to attract, retain and reward strong executives. While the Compensation Committee generally seeks to pay compensation that is tax-deductible, it reserves the right to pay non-deductible compensation to the extent it deems appropriate.

The compensation that we pay to our NEOs is reflected in our consolidated financial statements as required by GAAP. The Compensation Committee considers the financial statement impact, along with other factors, in determining the amount and form of compensation. We account for stock-based compensation under the ALTEIP and all predecessor plans in accordance with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation.

54	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Compensation Committee Report
Compensation Committee Report
The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. On the basis of such review and discussions, the Compensation Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s 2022 Annual Report on Form 10-K.
Compensation Committee
Lawrence V. Jackson, Chair
Juan N. Cento
Harriet Edelman
Paul J. Reilly

55	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
Executive Compensation
SUMMARY COMPENSATION TABLE
The table below shows compensation provided to our NEOs during 2020, 2021 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen-sation[2] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Keith W. Demmings, President, Chief Executive Officer	2022	988,462	—	5,924,103	—	1,230,000	—	229,716	8,372,281
	2021	636,808	—	2,760,315	—	791,020	—	267,093	4,455,236
	2020	544,423	—	1,302,140	—	615,850	—	144,213	2,606,626
Richard S. Dziadzio, Executive Vice President, Chief Financial Officer	2022	680,000	—	2,417,074	—	557,600	—	233,427	3,888,101
	2021	680,000	—	1,971,330	—	788,800	—	344,918	3,785,048
	2020	679,231	—	1,985,638	—	768,400	—	236,703	3,669,972
Robert A. Lonergan, Executive Vice President, Chief Strategy and Risk Officer[3]	2022	500,000	—	2,656,911	—	410,000	—	119,913	3,686,824
Keith R. Meier, Executive Vice President, Chief Operating Officer[4]	2022	606,154	—	1,662,399	—	500,200	—	124,751	2,893,504
Francesca L. Luthi, Executive Vice President, Chief Administrative Officer	2022	525,000	—	1,399,620	—	430,500	—	134,544	2,489,664
	2021	525,000	—	1,106,962	—	609,000	—	146,901	2,387,863
	2020	494,808	—	1,401,953	—	562,221	—	104,136	2,563,118

1The amounts reported in column (e) for 2022, 2021 and 2020 represent awards of PSUs and RSUs, which are consistent with the grant date fair values of each award computed in accordance with FASB ASC Topic 718 using the closing price of our common stock on the grant date. Please see column (k) in the Grants of Plan-Based Awards table on page 58 for the closing price on the grant date for 2022 awards.
The amounts included in column (e) for PSUs were computed based on achievement of target level performance as the probable outcome of the performance condition for each award. As described in “CD&A — Long-Term Equity Incentive Compensation — PSUs” on page 49, payouts for PSU awards can range from no payout to 200% maximum payout.
Assuming the achievement of maximum level performance for each NEO, the amounts in column (e) representing only PSUs would be as follows: (i) for awards granted in 2022: $9,348,233 for Mr. Demmings; $3,814,142 for Mr. Dziadzio; $4,788,649 for Mr. Lonergan; $2,623,173 for Mr. Meier; and $2,208,507 for Ms. Luthi; (ii) for awards granted in 2021: $4,211,404 for Mr. Demmings; $3,007,583 for Mr. Dziadzio; and $1,688,819 for Ms. Luthi; and (iii) for awards granted in 2020: $1,991,138 for Mr. Demmings; $3,036,294 for Mr. Dziadzio; and $1,349,767 for Ms. Luthi.
Please see Footnote 21, Stock Based Compensation—Performance Share Units, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC for a discussion of the assumptions used in this valuation.

56	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
2The table below details the amounts reported in the “All Other Compensation” column, which includes premiums paid for Executive LTD, Company contributions to the Executive 401(k) Plan, Company contributions to the 401(k) Plan, dividends and dividend equivalents, and certain other amounts during 2022:

Name	Executive LTD	Company Contributions to Executive 401(k)	Company Contributions to 401(k)	Dividends and Dividend Equivalents [a]	Other Amounts	Total
Keith W. Demmings	$5,841	$88,469	$18,300	$117,106	$—	$229,716
Richard S. Dziadzio	$5,670	$69,828	$18,300	$139,629	$—	$233,427
Robert A. Lonergan	$4,120	$46,500	$18,300	$50,993	$—	$119,913
Keith R. Meier	$5,222	$50,016	$18,300	$51,213	$—	$124,751
Francesca L. Luthi	$4,120	$49,740	$18,300	$62,384	$—	$134,544

3 Mr. Lonergan was not an NEO prior to 2022.
4 Mr. Meier transitioned to the role of Executive Vice President, Chief Operating Officer of the Company as of January 1, 2022; Mr. Meier was not an NEO prior to 2022.

aThe amounts in this column reflect the dollar value of dividends and dividend equivalents paid in 2022 on unvested RSUs that were not factored into the grant date fair value required to be reported for these awards in column (e). The amounts in column (i) of the Summary Compensation Table for prior years reflect the dollar value of dividends and dividend equivalents paid on unvested awards of RSUs in those respective years that were not factored into the grant date fair value required to be reported for these awards in column (e). Dividend equivalents were paid on 2019 PSUs for shares vested in 2022. No dividends or dividend equivalents were paid on PSUs granted in 2022, 2021 or 2020.

57	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
GRANTS OF PLAN-BASED AWARDS
The table below sets forth each grant of an award made to our NEOs during 2022 under any incentive plan.

Name	Grant Date	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)[3]
			Thres-hold ($)	Target ($)	Maxi-mum ($)	Thres-hold (#)	Target (#)	Maxi-mum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Keith W. Demmings	3/16/2022	RSU	—	—	—	—	—	—	7,169	1,249,987
	3/16/2022	PSU	—	—	—	10,754	21,507	43,014	—	4,674,116
	—	Annual Incentive	0	1,500,000	3,000,000	—	—	—	—	—
Richard S. Dziadzio	3/16/2022	RSU	—	—	—	—	—	—	2,925	510,003
	3/16/2022	PSU	—	—	—	4,388	8,775	17,550	—	1,907,071
	—	Annual Incentive	0	680,000	1,360,000	—	—	—	—	—
Robert A. Lonergan	3/16/2022	RSU	—	—	—	—	—	—	1,506	262,586
	3/16/2022	PSU	—	—	—	2,259	4,517	9,034	—	981,680
	3/16/2022	PSU	—	—	—	3,250	6,500	13,000	—	1,412,645
	—	Annual Incentive	0	500,000	1,000,000	—	—	—	—	—
Keith R. Meier	3/16/2022	RSU	—	—	—	—	—	—	2,012	350,812
	3/16/2022	PSU	—	—	—	3,018	6,035	12,070	—	1,311,587
	—	Annual Incentive	0	610,000	1,220,000	—	—	—	—	—
Francesca L. Luthi	3/16/2022	RSU	—	—	—	—	—	—	1,694	295,366
	3/16/2022	PSU	—	—	—	2,541	5,081	10,162	—	1,104,254
	—	Annual Incentive	0	525,000	1,050,000	—	—	—	—	—

1The values in columns (d), (e), and (f) are based on multiplying a 0 (threshold), 1 (target), and 2 (maximum) multiplier times each NEO’s annual incentive target award percentage. The actual annual incentive award earned by each NEO for 2022 performance is reported in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
2As described in the “CD&A — Long-Term Equity Incentive Compensation — PSUs” on page 49, payouts for PSU awards can range from no payment to 200% maximum payout.
3The base price of 2022 RSU awards is equal to the closing price of our common stock on the grant date. The grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 using the closing price of our common stock on the grant date.
The base price of 2022 PSU awards and the grant date fair value of each PSU award were computed in accordance with FASB ASC Topic 718 based on achievement of target performance. Please see Footnote 21, Stock Based Compensation - Performance Share Units, to the consolidated financial statements included in the Company’s 2022 Form 10-K for a discussion of the assumptions used in this valuation.

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Executive Compensation
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The table below provides details about each outstanding equity award held by our NEOs as of December 31, 2022.

Stock Awards[1]
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[2] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[2] ($)
(a)	(b)		(c)	(d)		(e)
Keith W. Demmings	4,200	[7]	525,252
	1,218	[3]	152,323
	1,488	[4]	186,089
	1,462	[10]	182,838
	7,169	[5]	896,555
				10,962	[11]	1,370,908
				6,694	[12]	837,152
				6,578	[13]	822,645
				10,754	[14]	1,344,833
Richard S. Dziadzio	1,858	[3]	232,361
	2,269	[4]	283,761
	2,925	[5]	365,801
				16,716	[11]	2,090,503
				10,208	[12]	1,276,612
				4,388	[14]	548,701
Robert A. Lonergan	826	[3]	103,300
	1,214	[4]	151,823
	1,506	[5]	188,340
				7,431	[11]	929,321
				5,459	[12]	682,703
				2,259	[14]	282,448
				3,250	[14]	406,445
Keith R. Meier	3,000	[6]	375,180
	1,250	[9]	156,325
	654	[3]	81,789
	928	[4]	116,056
	2,012	[5]	251,621
				5,882	[11]	735,603
				4,176	[12]	522,251
				3,018	[14]	377,369
Francesca L. Luthi	826	[3]	103,300
	3,000	[8]	375,180
	1,274	[4]	159,326
	1,694	[5]	211,852
				7,431	[11]	929,321
				5,732	[12]	716,844
				2,541	[14]	317,715

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Executive Compensation

1These columns represent awards under the ALTEIP. Awards are PSUs or RSUs.
2Value was determined using the December 30, 2022 closing price of our common stock of $125.06.
3This RSU award was granted on March 16, 2020 and vests in three equal annual installments on each of the first three anniversaries of the grant date.
4This RSU award was granted on March 16, 2021 and vests in three equal annual installments on each of the first three anniversaries of the grant date.
5This RSU award was granted on March 16, 2022 and vests in three equal annual installments on each of the first three anniversaries of the grant date.
6This RSU award was granted on January 2, 2018 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.
7This RSU award was granted on November 16, 2019 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.
8This RSU award was granted on July 15, 2020 and vests in two 20% installments on each of the first two anniversaries of the grant date. The remaining 60% installment vests on the third anniversary of the grant date.
9This RSU award was granted on January 2, 2020 and vests in four equal annual installments on each of the first four anniversaries of the grant date.
10This RSU award was granted on May 18, 2021 and vests in three equal annual installments on each of the first three anniversaries of the grant date.
11This PSU award was granted on March 16, 2020 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance goals. The values for this award in columns (d) and (e) are reported at the target level, as the Company’s ranked average performance for 2020 - 2022 relative to applicable index was not expected to exceed the applicable performance goals as of the date of filing of this this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2020-2022 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.
12This PSU award was granted on March 16, 2021 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance goals. The values for this award in columns (d) and (e) are reported at the target level, as the Company’s ranked average performance for 2021 - 2022 relative to applicable index was not expected to exceed the applicable performance goals as of the date of filing of this this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2021-2023 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.
13This PSU award was granted on May 18, 2021 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance goals. The values for this award in columns (d) and (e) are reported at the target level, as the Company’s ranked average performance for 2021 - 2022 relative to applicable index was not expected to exceed the applicable performance goals as of the date of filing of this this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2021-2023 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.
14This PSU award was granted on March 16, 2022 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance goals. The values for this award in columns (d) and (e) are reported at the threshold level, as the Company’s ranked average performance for 2022 relative to applicable index was not determinable as of the date of filing of this this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2022-2024 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

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Executive Compensation
STOCK VESTED IN FISCAL YEAR 2022
The table below sets forth the number of shares acquired in Fiscal Year 2022 as a result of the vesting of RSUs and PSUs awarded to our NEOs under our equity incentive plan.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) [1]
(a)	(b)		(c)
Keith W. Demmings
RSUs	7,187		1,087,294
PSUs	9,019	[2]	1,572,553
Richard S. Dziadzio
RSUs	4,523		788,631
PSUs	15,443	[2]	2,692,641
Robert A. Lonergan
RSUs	4,881		705,251
PSUs	4,521	[2]	788,282
Keith R. Meier
RSUs	2,998		502,159
PSUs	3,829	[2]	667,624
Francesca L. Luthi
RSUs	5,928		880,325
PSUs	4,680	[2]	816,005

1The value realized on vesting was determined using the closing price of our common stock on the vesting date (or prior trading day if the vesting date fell on a weekend or holiday).
2These amounts represent the value of PSU awards granted in 2019 that, in accordance with the terms of the applicable award agreements, became fully vested in 2022. The performance ranking for these awards exceeded the median performance of the peer group which resulted in a final payout amount of 112% of target shares awarded.

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Executive Compensation
PENSION BENEFITS
The Company maintains the following defined benefit pension plans: the Pension Plan, a broad-based, tax qualified, defined benefit pension plan, and the Executive Pension Plan, a nonqualified executive defined benefit pension plan. All defined benefit pension plans were frozen and no additional benefits have accrued since February 29, 2016.

The table below provides information for each defined benefit plan that provides for pension payments to the NEOs.

Name	Plan Name[1]	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Keith W. Demmings[2]	Pension Plan	3	23,625	—
	Executive Pension Plan	3	48,783	—
Richard S. Dziadzio	Pension Plan	—	—	—
	Executive Pension Plan	—	—	—
Robert A. Lonergan	Pension Plan	3	23,400	—
	Executive Pension Plan	3	14,550	—
Keith R. Meier	Pension Plan	17.75	195,075	—
	Executive Pension Plan	17.75	185,746	—
Francesca L. Luthi	Pension Plan	2	15,600	—
	Executive Pension Plan	2	19,283	—

1Mr. Dziadzio is not eligible to participate in the Pension Plan or Executive Pension Plan.
2Although Mr. Demmings has been employed by the Company since 1997, his service outside the U.S. is not recognized for Pension Plan and Executive Pension Plan purposes.

The Pension Plan

Eligible employees hired by the Company prior to January 1, 2014 were generally able to participate in the Pension Plan after completing one year of service with the Company. Employees hired by the Company on or after January 1, 2014 were not eligible to participate in the Pension Plan. Mr. Dziadzio is not eligible to participate in the Pension Plan.

The lump sum value of the benefit is based on the participant’s accumulated annual accrual credits multiplied by their final average earnings, but is not less than the present value of accrued benefits under the prior plan formula. Final average earnings is defined as the highest average annual compensation for five consecutive complete calendar years of employment during the 10 consecutive complete calendar years immediately prior to the plan freeze date. As set forth below, annual accrual credits are measured in percentages and increase as participants reach certain credited service milestones.

Years of Service	Credit
Years 1 through 10	3%
Years 11 through 20	6%
Years 21 through 30	9%
Years 31 and over	12%

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Executive Compensation
The present value of accumulated benefits as of December 31, 2022 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and final average earnings (limited by Section 401(a)(17) of the Code), which were frozen as of February 29, 2016, and are not less than the present value of accrued benefits under the prior plan formula as of December 31, 2000.
The normal retirement age for the Pension Plan is 65. Benefits are actuarially reduced for any payment prior to age 65. Participants may immediately commence their benefit at termination of employment or they may elect to defer the commencement up to age 65. A participant becomes 100% vested in the benefits after three years of vesting service. All of the participating NEOs are 100% vested. If the participant is married, the normal form of payment is a 50% joint and survivor annuity. If the participant is not married, the normal form of payment is a life annuity.

The Executive Pension Plan
Eligible employees hired by the Company prior to January 1, 2014 were generally able to participate in the Executive Pension Plan after completing one year of service with the Company and when their eligible compensation exceeded the Section 401(a)(17) compensation limit. Employees hired by the Company on or after January 1, 2014 were not eligible to participate in the Executive Pension Plan. Eligible compensation for participants was not capped. Mr. Dziadzio is not eligible to participate in the Executive Pension Plan.
A participant’s benefit under the Executive Pension Plan is equal to the benefit he or she would have received under the Pension Plan at normal retirement age (65), recognizing all eligible compensation (not subject to the limit in the Code) reduced by the benefit payable under the Pension Plan. The benefits under the Executive Pension Plan are payable only in a lump sum following termination of employment. Payments will be made following termination of employment and are subject to the restrictions under Code Section 409A. A participant becomes 100% vested in the benefits under the Executive Pension Plan after three years of service. All participating NEOs are 100% vested.
The methodology for determining the present value of the accumulated benefits under the Executive Pension Plan uses the same assumptions and methodologies as the Pension Plan described above. The present value of accumulated benefits as of December 31, 2022 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and unlimited final average earnings, which were frozen as of February 29, 2016, offset by the Pension Plan benefits.

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Executive Compensation
.
NONQUALIFIED DEFERRED COMPENSATION PLANS
The table below sets forth information for our NEOs with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY [1,2] ($)	Aggregate Earnings in Last FY [1] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE [1] ($)
(a)		(b)	(c)	(d)	(e)	(f)
Keith W. Demmings	ADC Plan	—	(3)	—	—	—
	Executive 401(k) Plan	(4)	88,469	(85,453)	—	491,453
	TOTAL	—	88,469	(85,453)	—	491,453
Richard S. Dziadzio	ADC Plan	—	(3)	—	—	—
	Executive 401(k) Plan	(4)	69,828	(72,626)	—	421,816
	TOTAL	—	69,828	(72,626)	—	421,816
Robert A. Lonergan	ADC Plan	—	(3)	—	—	—
	Executive 401(k) Plan	(4)	46,500	(50,377)	—	279,507
	TOTAL	—	46,500	(50,377)	—	279,507
Keith R. Meier	ADC Plan	121,231	(3)	(179,730)	(186,906)	1,219,181
	Executive 401(k) Plan	(4)	50,016	(61,886)	—	424,243
	TOTAL	121,231	50,016	(241,616)	(186,906)	1,643,424
Francesca L. Luthi	ADC Plan	—	(3)	—	—	—
	Executive 401(k) Plan	(4)	49,740	(72,522)	—	389,981
	TOTAL	—	49,740	(72,522)	—	389,981

1The amounts in column (c) were reported as 2022 compensation in the “All Other Compensation” column of the Summary Compensation Table as follows: for Mr. Demmings, $88,469; for Mr. Dziadzio, $69,828; for Mr. Lonergan, $46,500; for Mr. Meier, $50,016; and for Ms. Luthi, $49,740 of Company contributions to the Executive 401(k) Plan.
The NEOs’ aggregate earnings in the last fiscal year reported in column (d) with respect to the ADC Plan, represent the notional capital gains or losses on investments in publicly available mutual funds and notional interest and dividends held in the plans during 2022. The Company does not provide any preferential or above market earnings or contributions. These earnings are not reported in any column of the Summary Compensation Table. With respect to the Executive 401(k) Plan, the aggregate earnings represent the notional capital gains or losses, interest and dividends on the aggregate balance during 2022. Similarly, the Company does not provide any above market or preferential earnings and these earnings are not reported in the Summary Compensation Table.
For the Executive 401(k) Plan, the following amounts that make up the totals in column (f) were reported as compensation in the “All Other Compensation” column of the Summary Compensation Table for the 2020, 2021 and 2022 fiscal years, as applicable: for Mr. Demmings, $41,260 for 2020, $57,759 for 2021 and $88,469 for 2022; for Mr. Dziadzio, $63,650 for 2020, $69,504 for 2021 and $69,828 for 2022; for Mr. Lonergan, $46,500 for 2022; for Mr. Meier, $50,016 for 2022; and for Ms. Luthi, $33,920 for 2020, $47,833 for 2021 and $49,740 for 2022.
2The Executive 401(k) Plan amounts reported in this column reflect the Company contribution to the Executive 401(k) Plan (6% of eligible compensation in excess of the limit under Section 401(a)(17) of the Code).
3The Company does not currently make any contributions to the ADC Plan.
4The Executive 401(k) Plan does not provide for participant contributions.

64	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
NARRATIVE TO THE NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS TABLE
The ADC Plan
Participation in the ADC Plan is restricted to a select group of management or highly compensated employees of the Company and to our non-employee directors. Under the terms of the ADC Plan, deferral elections can be made once a year with respect to base salary, incentive payments or (with respect to any non-employee director) director fees to be earned in the following year. Amounts deferred under the ADC Plan are notionally invested in accordance with participant elections among various publicly available mutual funds and any notional earnings or losses are credited to a deemed investment account. The Company does not provide any above market earnings or preferential earnings to participants. Each deferral must remain in the ADC Plan for at least one full calendar year, until July 1 of the following year or until the earlier of termination, disability or death. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. Upon a voluntary or involuntary termination (including retirement) or disability, participants can withdraw their account balances from the ADC Plan in a lump sum or in annual installments over five, 10 or 15 years or other agreed upon installment schedule between the participant and the administrator. As a result of Code Section 409A, certain key employees (including our NEOs) are subject to a six-month waiting period for distributions from the ADC Plan following termination.

The Executive 401(k) Plan
Eligible employees may generally participate in the Executive 401(k) Plan after their eligible compensation exceeds the compensation limit under the Code ($305,000 for 2022). The Company made an annual contribution for each participant in the Executive 401(k) Plan equal to 6% of eligible compensation in excess of the limit. The participants select among various publicly available mutual funds in which the contributions are deemed to be invested on a tax deferred basis. The Company does not provide any above market earnings or preferential earnings to the participants. Please see footnote 4 to the Summary Compensation Table on page 56 for quantification of Company contributions to the Executive 401(k) Plan in 2022.
Benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of Code Section 409A, including the six-month delay described above. A participant becomes vested in the benefits under the Executive 401(k) Plan after two years of service. All of our NEOs are 100% vested in their Executive 401(k) Plan benefit.

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Executive Compensation
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The below table sets forth estimates of the respective potential payments each of our NEOs would have received at, following, or in connection with termination of employment under the circumstances described below on December 31, 2022.

Name	Payout if Terminated Voluntarily 12/31/22 Not Retirement	Payout if Terminated Voluntarily 12/31/22 Retirement [1]	Payout if Terminated Involuntarily 12/31/22 [2]	Payout if Terminated Upon Change in Control 12/31/22	Payout if Terminated Upon Death 12/31/22	Payout if Terminated Upon Disability 12/31/22
	(a)	(b)	(c)	(d)	(e)	(f)
Keith W. Demmings
STIP Award	—	—	—	750,000	—	—
Long-Term Equity Awards[3]	—	—	3,774,936	7,663,427	3,774,936	3,774,936
Executive Pension Plan[4]	48,783	—	48,783	48,783	48,783	48,783
Executive 401(k) Plan[5]	491,453	—	491,453	491,453	491,453	491,453
Welfare Ben. Lump Sum[6]	—	—	5,721	45,650	—	—
Severance[7]	—	—	1,000,000	5,000,000	—	—
Outplacement[8]	—	—	7,000	7,000	—	—
TOTAL	540,236	—	5,327,893	14,006,313	4,315,172	4,315,172
Richard S. Dziadzio
STIP Award	—	—	—	340,000	—	—
Long-Term Equity Awards[3]	—	—	3,472,916	5,346,440	3,472,916	3,472,916
Executive Pension Plan[4]	—	—	—	—	—	—
Executive 401(k) Plan[5]	421,816	—	421,816	421,816	421,816	421,816
Welfare Ben. Lump Sum[6]	—	—	5,721	43,520	—	—
Severance[7]	—	—	680,000	2,720,000	—	—
Outplacement[8]	—	—	7,000	7,000	—	—
TOTAL	421,816	—	4,587,453	8,878,776	3,894,732	3,894,732

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Executive Compensation

Name	Payout if Terminated Voluntarily 12/31/22 Not Retirement	Payout if Terminated Voluntarily 12/31/22 Retirement [1]	Payout if Terminated Involuntarily 12/31/22 [2]	Payout if Terminated Upon Change in Control 12/31/22	Payout if Terminated Upon Death 12/31/22	Payout if Terminated Upon Disability 12/31/22
	(a)	(b)	(c)	(d)	(e)	(f)
Robert A. Lonergan
STIP Award	—	—	—	250,000	—	—
Long-Term Equity Awards[3]	—	—	1,879,277	3,433,272	1,879,277	1,879,277
Executive Pension Plan[4]	14,550	—	14,550	14,550	14,550	14,550
Executive 401(k) Plan[5]	279,507	—	279,507	279,507	279,507	279,507
Welfare Ben. Lump Sum[6]	—	—	5,721	40,548	—	—
Severance[7]	—	—	500,000	2,000,000	—	—
Outplacement[8]	—	—	7,000	7,000	—	—
TOTAL	294,057	—	2,686,055	6,024,877	2,173,334	2,173,334
Keith R. Meier
STIP Award	—	—	—	305,000	—	—
Long-Term Equity Awards[3]	—	—	1,863,269	2,993,561	1,863,269	1,863,269
Executive Pension Plan[4]	185,746	—	185,746	185,746	185,746	185,746
Executive 401(k) Plan[5]	424,243	—	424,243	424,243	424,243	424,243
Welfare Ben. Lump Sum[6]	—	—	5,721	42,597	—	—
Severance[7]	—	—	610,000	2,440,000	—	—
Outplacement[8]	—	—	7,000	7,000	—	—
TOTAL	609,989	—	3,095,979	6,398,147	2,473,258	2,473,258
Francesca L. Luthi
STIP Award	—	—	—	262,500	—	—
Long-Term Equity Awards[3]	—	—	1,974,572	3,131,252	1,974,572	1,974,572
Executive Pension Plan[4]	19,283	—	19,283	19,283	19,283	19,283
Executive 401(k) Plan[5]	389,981	—	389,981	389,981	389,981	389,981
Welfare Ben. Lump Sum[6]	—	—	5,724	39,171	—	—
Severance[7]	—	—	525,000	2,100,000	—	—
Outplacement[8]	—	—	7,000	7,000	—	—
TOTAL	409,264	—	2,921,560	5,949,187	2,383,836	2,383,836

1Because none of the NEOs were retirement eligible as of December 31, 2022, the column entitled “Payout if Terminated Voluntarily 12/31/22 Retirement” does not apply to them.
2The values in this column reflect an involuntary termination for reasons other than for cause. In the event of an involuntary termination for cause, the same amounts would be payable except the NEOs would not receive a pro-rata vesting with respect to their ALTEIP grants.
3These amounts assume accelerated vesting and/or exercise of all or a portion of unvested equity awards on December 31, 2022 based on the closing stock price of $125.06 on December 31, 2022. These amounts also reflect accelerated vesting in the event of a change in control of the Company and pro-rata vesting in the event of death, disability or an involuntary termination for reasons other than cause. PSU amounts are computed based on the

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Executive Compensation
achievement of target level performance for each award. Because the ultimate number of PSUs earned is not determinable as of December 31, 2022, no dividend equivalents are reflected. For all NEOs, values in column (d) assume a hypothetical corporate change in control.

4Executive Pension Plan benefits are payable only as a lump sum payment and as soon as administratively feasible following termination (in compliance with Code Section 409A).
5This amount includes the Company’s contribution to the Executive 401(k) Plan made in 2022.
6This amount represents a one-time lump sum payment by the Company that equals the value of Company paid premiums for the medical, dental, life insurance and disability plans as of December 31, 2022 for 18 months based on the individual’s benefit election (in accordance with Code Section 409A)
7Under the Change in Control Agreements, if payments constitute "excess parachute payments" within the meaning of Code Section 280G, the payments would be reduced only if the NEO would receive a greater net after-tax benefit than they otherwise would receive with no reduction in payments. The amounts shown in column (d) above reflect no such reductions.
8This amount represents the Company’s best estimate of the costs of outplacement services for an NEO.

NARRATIVE TO POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following is a description of the information reported in the Potential Payments Upon Termination or Change in Control Table, including the material terms of the Change in Control Agreements and the methodology and material assumptions made in calculating the Executive Pension Plan benefits payable in the event of disability or death. The material terms of the Executive Pension Plan are described in “Pension Benefits” on page 62. The material terms of the ADC Plan and the Executive 401(k) Plan are described in the “Narrative to Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 65.

Treatment of Annual Incentive Awards
Under the ESTIP, if a participant’s employment is terminated during a performance period due to disability or death, the Compensation Committee may grant the participant an award in any amount the Compensation Committee deems appropriate. If a participant’s employment is terminated during a performance period due to retirement, any award for that participant will be subject to the maximum limits under the ESTIP (participant’s allocated portion of 5% of the Company’s net income as defined under the ESTIP), based on the amount of the Company’s net income for the full performance period. If a participant’s employment terminates for any other reason, any award paid to that participant will be subject to the maximum limits described above, pro-rated to reflect the number of days in the performance period that the participant was employed. Upon a change in control of the Company, each participant will be paid an amount based on the level of achievement of the performance goals as determined by the Compensation Committee no later than the date of the change in control.

Accelerated and Pro-rated Vesting of Equity Awards
Under the ALTEIP, which was approved by stockholders in May 2017, amended and restated in December 2022, and which is the plan currently used for all equity-based grants to our NEOs, a change in control coupled with a termination of employment without cause or for good reason within two years of the change in control would result in all RSUs vesting in full and PSUs vesting based on the greater of: (i) an assumed achievement of all relevant performance goals at the “target” level pro-rated based upon the length of time within the performance period that has elapsed prior to the termination of employment date or (ii) the actual level of achievement of all relevant performance goals (measured as of the latest date

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Executive Compensation
immediately preceding the date of termination for which performance can, as a practical matter, be determined).
Upon a termination due to death or disability, RSUs and PSUs vest on a pro-rata basis (subject, in the case of PSUs, to the level of performance achieved). RSUs and PSUs are settled in full upon retirement (subject, in the case of PSUs, to the level of performance achieved), except for grants made in the year of retirement, which are forfeited. RSUs and PSUs vest on a pro-rata basis upon an involuntary termination without cause (subject, in the case of PSUs, to the level of performance achieved), and are forfeited upon a voluntary termination.

The Executive 401(k) Plan
The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of Code Section 409A.
Change in Control Agreements

The Company is a party to a Change in Control Agreement with each NEO (the “CIC Agreement” or collectively, the “CIC Agreements”). The CIC Agreements generally provide that if, during the two-year period following a change in control (as defined in the CIC Agreements), the executive’s employment is terminated by the Company other than for cause or disability, or by the executive for good reason (each as defined in the CIC Agreements), the executive would be entitled to receive, subject to the execution of a release of claims, within 60 days of the termination (or such later date that may be required by tax laws governing deferred compensation), a payment equal to 0.5 times the target annual ESTIP award for the year in which the date of termination occurs, an amount of cash severance equal to two times the sum of the executive’s annual base salary plus target ESTIP award, a lump sum payment equal to 18 months’ worth of company contribution towards health care and life insurance, and outplacement benefits.
The CIC Agreements do not provide for an excise tax gross-up. Rather, in the event of a change in control, our NEOs are entitled to receive either (i) the full benefits payable in connection with a change in control (whether under the CIC Agreement or otherwise) or (ii) a reduced amount that falls below the applicable safe harbor provided under Section 280G of the Code, whichever amount generates the greater after-tax value for the executive.
Termination in Anticipation of a Change in Control. If an executive’s employment with the Company is terminated by the Company without cause prior to the date on which a change in control occurs, and if it is reasonably demonstrated by the executive that such termination of employment was initiated by the Company after the public announcement of a proposed transaction that ultimately results in a change in control, then the executive will be entitled to the severance and other benefits under the executive’s CIC Agreement, as described above.
Change in Control Definition. For purposes of the CIC Agreements, a change in control is defined as:

•the consummation of an acquisition by any individual, entity or group of 30% or more beneficial ownership of shares of outstanding voting securities of the Company entitled to vote generally in the election of directors;
•a change in the Company’s Board (the “Incumbent Board”) and any new directors as defined in the agreements (“Successor Directors”) appointed to fill interim vacancies or nominated for election by the Company's stockholders in either case pursuant to a vote of at least a majority of the directors then in office who are either Incumbent Directors or Successor Directors, to constitute a majority of the Board of Directors of the Company;

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Executive Compensation
•the consummation of a merger, consolidation, reorganization or similar corporate transaction, or sale of all or substantially all of the Company’s assets other than a business combination in which all or substantially all of the stockholders of the Company receive 50% or more of the stock of the Company resulting from the the business combination; or
•the consummation of a transaction or series of transactions approved by the Company’s stockholders that results in the sale or disposition of all or substantially all of the Company’s assets (by way of reinsurance or otherwise) or a complete liquidation or dissolution of the Company.
Restrictive Covenants. Under the CIC Agreements, commencing on the change in control date and continuing for one year after termination of employment, executives may not: (i) engage in activity competitive with the Company (including as an employee or officer of a competitor), (ii) solicit employees of the Company to leave the employ of the Company, or (iii) solicit customers of the Company to cease doing business with the Company. In addition, executives may not disparage the Company for two years following termination of employment.

Amounts Previously Earned and Payable Regardless of Termination or Change in Control
The amounts reflected in the Potential Payments Upon Termination or Change in Control Table show payments that the NEOs could only receive in the event of termination or change in control. The amounts reflected below were earned in previous years and were already available to the NEOs through withdrawal or exercise regardless of termination or change in control. These amounts include deferred compensation balances held in the ADC Plan.
The following amount would have been available on December 31, 2022 for withdrawal or exercise by the NEOs regardless of termination or change in control: for Mr. Meier, $1,219,181 from the ADC Plan.
CEO PAY RATIO
For 2022, we used the same median employee who we identified in 2020 since there has been no change in our employee population or compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. We identified the median employee in 2020 by ranking the total cash compensation, including base pay, overtime and cash incentive pay, for all employees, excluding our CEO, who were employed by the Company as of October 1, 2020. We selected October 1, 2020 as our determination date to allow additional time to collect the required pay details and complete the calculation. We used the following methodology, consistently applied across the entire global employee population, to rank our employee population to determine our median employee:

•We included all U.S. and non-U.S. employees, employed on a full-time, part-time or temporary basis such that the calculation covered 13,779 employees as of October 1, 2020.
•Actual base pay during the period October 2, 2019 through October 1, 2020 was used for all participants. No compensation components were annualized.
•We included overtime pay and cash incentive compensation, including shift differentials, referral bonuses, “sign-on” bonuses, and commission incentives paid during the period October 2, 2019 through October 1, 2020.
•For the non-U.S. population, a 12-month average of the monthly exchange rates (October 2019 - September 2020) was used to convert all foreign currency payments to U.S. dollars.
•We did not rely on any other material assumptions, adjustments (such as cost-of-living adjustments) or estimates (such as statistical sampling) with respect to total cash compensation for purposes of employee ranking.

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Executive Compensation
Our median employee was determined to be a full-time, domestic employee. After identifying the median employee, we calculated the annual total compensation for such employee using the same methodology we used for our CEO as set forth in the 2022 Summary Compensation Table found on page 56. For 2022, we estimate that our CEO to median employee pay ratio is 192.7, the annual total compensation for the median employee was $43,451 and the annual total compensation for our CEO was $8,372,281.

Our 2022 pay ratio is intended to be a reasonable estimate calculated in a manner consistent with SEC rules. Given the different methodologies that various public companies use to determine their estimates of pay ratio, including the different assumptions, exclusions, estimates and methodologies allowed under the SEC rules, and differing employment and compensation practices among companies, our reported pay ratio should not be used as basis of comparison between the Company and other companies.
PAY VERSUS PERFORMANCE
The table below sets forth the Company’s Pay versus Performance disclosure:

Year[1]	Summary compensation table total for PEO ($)	Compensation actually paid to PEO[2] ($)	Average summary compensation table total for non-PEO named executive officers ($)	Average compensation actually paid to non-PEO named executive officers[3] ($)	Value of initial fixed $100 investment based on:		Net income ($ in millions)	Adjusted earnings, excluding reportable catastrophes, per diluted share[5] ($)
					Total shareholder return ($)	Peer group total shareholder return[4] ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	8,372,281	4,698,824	3,239,523	1,610,161	100.90	130.65	276.60	13.61
2021	11,504,780	11,521,642	3,887,015	4,029,346	123.55	119.13	1,361.80	12.28
2020	11,855,966	12,716,846	3,622,320	4,040,321	106.09	81.72	441.70	10.49

1 The PEOs were as follows: Keith W. Demmings in 2022; and Alan B. Colberg in 2021 and 2020. The NEOs were as follows: Richard S. Dziadzio, Robert A. Lonergan, Keith R. Meier, and Francesca L. Luthi in 2022; and Richard S. Dziadzio, Gene E. Mergelmeyer, Keith W. Demmings, and Francesca L. Luthi in 2021 and 2020.
2 No awards granted to the PEOs during the period failed to meet vesting conditions. The table below details the adjustments made to the summary compensation table total to calculate the compensation actually paid to the PEO for each year:

Year	Summary compensation table total for PEO ($)	Stock awards and option awards columns of the summary compensation table ($)	Fair value of equity awards granted in year that remained outstanding and unvested as of year-end ($)	Change in fair value of the equity awards granted before year that are outstanding and unvested as of year-end ($)	Fair value of the awards that were granted and vested in year ($)	Change in fair value of all the equity awards granted before year that vested in year ($)	Aggregate change in pension benefits ($)	Pension “service cost” for year ($)	Compensation actually paid to PEO ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
2022	8,372,281	(5,924,103)	3,671,173	(1,429,775)	—	9,248	—	—	4,698,824
2021	11,504,780	(7,273,698)	8,084,327	137,321	—	(931,088)	—	—	11,521,642
2020	11,855,966	(7,326,852)	11,957,536	(243,381)	—	(3,526,423)	—	—	12,716,846

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Executive Compensation
3 No awards granted to the NEOs during the period failed to meet vesting conditions. The table below details the adjustments made to the summary compensation table total for the NEOs to calculate the average compensation actually paid to the NEOs for each year:

Year	Average summary compensation table total for non-PEO named executive officers ($)	Average stock awards and option awards columns of the summary compensation table ($)	Average fair value of equity awards granted in year that remained outstanding and unvested as of year-end ($)	Average change in fair value of the equity awards granted before year that are outstanding and unvested as of year-end ($)	Average fair value of the awards that were granted and vested in year ($)	Average change in fair value of all the equity awards granted before year that vested in year ($)	Average aggregate change in pension benefits ($)	Average pension “service cost” for year ($)	Average summary compensation table total for non-PEO named executive officers ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
2022	3,239,523	(2,034,001)	1,251,264	(884,730)	—	38,105	—	—	1,610,161
2021	3,887,015	(2,040,398)	2,212,962	161,712	—	(191,945)	—	—	4,029,346
2020	3,622,320	(1,757,398)	2,826,519	(24,686)	—	(626,434)	—	—	4,040,321

4 Refers to the S&P 500 Multi-Line Insurance Index included in “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Stock Performance Graph” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, 2021 and 2020.
5 Represents a non-GAAP measure. A reconciliation of this non-GAAP measure to its most comparable GAAP measure can be found in Appendix A hereto.

As reflected in our plans, the table below lists the Company’s most important performance measures used to link compensation actually paid (the “CAP”) for our NEOs to Company performance:

Tabular List of Performance Measures[1]
Adjusted earnings, excluding reportable catastrophes, per diluted share
Adjusted EBITDA, excluding reportable catastrophes
Relative TSR
Net earned premiums, fees and other income

The graph below represents the relationship between the CAP of the principal executive officer (the CEO, referred to as “PEO” in this section) and the NEOs with the Company’s TSR and a comparison of the Company’s TSR to the cumulative TSR of the peer group included in its Form 10-K:

1 Certain measures are non-GAAP. A reconciliation of these non-GAAP measures to their most comparable GAAP measures can be found in Appendix A hereto.

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Executive Compensation

CAP Versus TSR 2020-2022
16
12
8
4
0
Compensation Actually Paid ($Mil.)
160
120
80
40
0
Total Shareholder Return per $100
2020
2021
2022
CAP PEO
Avg. CAP Other NEOs
Co. TSR
Peer TSR

The graph below represents the relationship between the CAP of our PEO and NEOs with the Company’s net income:

CAP Versus Net Income 2020-2022
Compensation Actually Paid ($Mil.)
Net Income in ($Mil.)
16
12
8
4
0
1600
1200
800
400
0
2020
2021
2022
CAP PEO
Avg. CAP Other NEOs
Net Income

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Executive Compensation

The graph below represents the relationship between the CAP of our PEO and NEOs with the Company’s Company Selected Measure, Adjusted earnings, excluding reportable catastrophes, per diluted share:

CAP Versus Adjusted EPS 2020-2022
16
12
8
4
0
20
15
10
5
0
Compensation Actually Paid ($Mil.)
Adjusted Earnings Per Share in ($)
2020
2021
2022
CAP PEO
Avg. CAP Other NEOs
Adjusted EPS

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Director Compensation

Director Compensation
The following table sets forth the cash and other compensation earned by or accrued to the non-management members of the Board for all services in all capacities during the fiscal year ended December 31, 2022. Mr. Demmings was not eligible to participate in the Assurant Amended and Restated Directors Compensation Plan (the “Directors Compensation Plan”) and did not receive any compensation for his service as a director.
DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2022

Name [1]	Fees Earned or Paid in Cash ($)	Stock Awards ($) [1]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) [2]	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Paget L. Alves	100,000	160,007	—	—	—	—	260,007
J. Braxton Carter	100,000	160,007	—	—	—	—	260,007
Juan N. Cento	100,000	160,007	—	—	—	—	260,007
Harriet Edelman	120,000	160,007	—	—	—	—	280,007
Sari Granat	63,710	160,160	—	—	—	—	223,870
Lawrence V. Jackson	120,000	160,007	—	—	—	—	280,007
Jean-Paul L. Montupet	120,000	160,007	—	—	—	—	280,007
Debra J. Perry	120,000	160,007	—	—	—	1,000	281,007
Ognjen (Ogi) Redzic	100,000	160,007	—	—	—	—	260,007
Paul J. Reilly	121,411	160,007	—	—	—	—	281,418
Elaine D. Rosen	280,000	160,007	—	—	—	1,000	441,007
Robert W. Stein	109,140	160,007	—	—	—	—	269,147

1The amounts reported in this column are consistent with the grant date fair value of each award computed in accordance with FASB ASC Topic 718. The grant date fair value of the stock awards granted in 2022 equals the amount disclosed in column (c). As of December 31, 2022, each director, except Mr. Carter and Ms. Granat held 2,025 unvested RSUs. Mr. Carter held 2,016 unvested RSUs as of December 31, 2022. Ms. Granat held 893 unvested RSUs as of December 31, 2022.
2The amounts set forth in column (f) reflect notional investment gains on the deferred director fees that were credited to the ADC Plan account in 2022. For additional information regarding the ADC Plan, see “Narrative to Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table — The ADC Plan” on page 65. Mr. Jackson and Ms. Perry elected to defer the 2022 director fees set forth in column (b) pursuant to the ADC Plan. Mr. Jackson’s notional investment losses on the deferred director fees for fiscal year 2022 were $218,082. Ms. Perry’s notional investment losses on the deferred director fees for fiscal year 2022 were $17,191.

NARRATIVE TO THE DIRECTOR COMPENSATION TABLE
Fees Earned or Paid in Cash
The Directors Compensation Plan provides for an annual retainer for non-management directors of $100,000, payable in cash quarterly. Additional annual retainers were paid under the Directors Compensation Plan to the Chair of the Board and committee Chairs as follows: (i) Chair of the Board: $180,000; (ii) Audit Committee Chair: $25,000; (iii) Audit Committee Vice Chair: $15,000; (iv)

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Director Compensation
Compensation Committee Chair: $20,000; (v) Finance and Risk Committee Chair: $20,000; (vi) Information Technology Committee Chair: $20,000; and (vii) Nominating and Corporate Governance Committee Chair: $20,000.
The Directors Compensation Plan also provides for reimbursement of reasonable travel expenses in connection with attending meetings of our Board and its committees and other Company functions where the director’s attendance is requested by our CEO. A participant may elect to have any cash amounts payable under the Directors Compensation Plan deferred under the ADC Plan. The Company does not make any contributions to, or provide any preferential or above market earnings under, the ADC Plan.
Restricted Stock Unit Awards
In addition to cash compensation, the Directors Compensation Plan provides that each non-employee director will receive, on the date he or she first becomes a director, an initial award of RSUs having an aggregate fair market value on the grant date equal to $160,000. In no event will a director receive an initial award of RSUs if the next annual meeting of our stockholders is within four months of the date he or she becomes a director. On the day following each annual meeting of our stockholders, each non-employee director then in office will receive an annual award of RSUs having a fair market value on the grant date equal to $160,000.
Directors awards of RSUs vest in three equal annual installments on each of the first three anniversaries of the grant date. All RSUs vest in full in the event of a change in control (as defined in the ALTEIP) or upon retirement after reaching age 55 and completing at least five consecutive years of service on the Board. Settlement of the shares are deferred until separation from the Board. Quarterly dividend equivalents earned throughout the vesting period on awards granted accumulate and are paid in cash upon separation from the Board.
The maximum number of shares that may be granted to any non-employee director under the ALTEIP in any calendar year is limited to a number that, combined with any cash fees or other compensation, does not exceed $600,000 in total value based on the share value on the date of grant (or $800,000 under extraordinary circumstances as determined by the Board).
All Other Compensation
Directors are eligible to participate in the Assurant Employee Matching Gifts Program to support charities with U.S.-based Section 501(c)(3) status or equivalent charitable status as recognized in other countries. The Assurant Foundation matches up to $1,000 per calendar year for charitable contributions made by each director.

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Equity Compensation Plan Information
Equity Compensation Plan Information

The following table shows aggregate information, as of December 31, 2022, with respect to compensation plans under which equity securities of Assurant are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[1]	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))[2]
Equity Compensation Plans Approved by Security Holders	1,841,934	—	3,600,419
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	1,841,934	—	3,600,419

1This amount reflects securities to be issued under outstanding awards of RSUs and PSUs as of December 31, 2022. For outstanding awards of PSUs, the amount reflects the number of securities that could be issued if the maximum level of performance is achieved. Assuming achievement of target level performance under outstanding PSUs, the amount in column (a) would be 1,201,768.
2This amount is comprised of 2,178,106 shares of common stock available for issuance under the Assurant, Inc. Amended and Restated 2004 Employee Stock Purchase Plan and 1,422,313 shares of common stock available for issuance under the ALTEIP.

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Transactions with Related Persons
Transactions with Related Persons
TRANSACTIONS WITH RELATED PERSONS
There were no related person transactions in 2022 requiring disclosure under SEC rules and there are no such currently proposed transactions. The Company engages in ordinary course business transactions with certain related persons, or entities in which related persons serve as officers, directors or affiliates, and in which such related persons do not have a direct or indirect material interest. See “Corporate Governance—Director Independence” for a description of certain ordinary course business transactions and relationships with our directors.

REVIEW, APPROVAL AND MONITORING OF TRANSACTIONS WITH RELATED PERSONS

The Nominating and Corporate Governance Committee (the “Nominating Committee”) adopted the Assurant, Inc. Related Person Transactions Policy and Procedures. The policy applies to transactions of at least $120,000 in which the Company is or was to be a participant and in which a related person has a direct or indirect material interest. Generally, related persons are the Company’s directors, executive officers, nominees for director, their immediate family members and beneficial owners of five percent or more of the Company’s outstanding common stock.
Policy
The Company’s policy is to enter into related person transactions only when the Nominating Committee determines that such transaction is in, or is not inconsistent with, the interests of the Company and its stockholders.

Procedures
•Related persons must notify the Company’s law department in advance of any potential related person transaction. The Company’s law department also obtains information relating to potential related person transactions through various methods, including annual director and executive officer questionnaires and conflict of interest questionnaires.
•If the law department determines that the proposed transaction is a related person transaction and is not an ordinary course transaction, which have been pre-approved by the Nominating Committee (such as certain financial services, including insurance, provided by the Company to a related person and investment management services provided to the Company’s employee benefit plans), it will submit the proposed transaction to the Nominating Committee for review at its next meeting. If it is not practicable to wait until then, the Nominating Committee may call a special meeting or the Chair of the Nominating Committee may consider the proposed transaction and report his or her decision at the next regularly scheduled Nominating Committee meeting.
•The Nominating Committee will review the facts of all such transactions, including the reasonable prior review for potential conflicts of interest by the Company’s law department, the benefits to the Company, the extent of the related person’s interest in the transaction, any impact on a director’s independence or status as a “non-employee director” and the terms generally available to unrelated third parties under similar circumstances. Any transaction determined to be inconsistent with the interests of the Company and its stockholders is prohibited. The Nominating Committee will then either approve or disapprove the entry into such transaction. If advance approval is not feasible, then the transaction will be considered and, if appropriate, ratified at the next Nominating Committee meeting.

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Transactions with Related Persons
•No director will participate in any discussion or approval of a transaction in which he or she is a related person.
•If a related person transaction is approved and will be ongoing, the Nominating Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person. Thereafter, the Nominating Committee, at least annually, will review and assess the ongoing transaction and determine whether or not it should be permitted to continue.

79	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Security Ownership of Certain Beneficial Owners
Security Ownership of Certain Beneficial Owners
The following table provides, with respect to each person or entity known by Assurant to be the beneficial owner of more than five percent of Assurant’s outstanding common stock as of February 14, 2023, (a) the number of shares of common stock beneficially owned (based upon the most recently reported number of shares beneficially owned as of the date the person or entity filed a Schedule 13G with the SEC) and (b) the percentage of all outstanding shares of common stock represented by such ownership as of February 14, 2023 (based upon 52,919,741 shares of common stock outstanding as of that date).

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Class
The Vanguard Group, Inc.[1]	7,048,915	13.3%
T. Rowe Price Investment Management, Inc.[2]	5,694,084	10.8%
BlackRock, Inc.[3]	5,662,762	10.7%
FMR LLC[4]	3,466,939	6.6%
State Street Corporation[5]	2,848,731	5.4%

1The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, filed a Schedule 13G/A on February 9, 2023 with respect to the beneficial ownership of7,048,915 shares of common stock as of December 31, 2022. The Vanguard Group, Inc. indicated that it had sole voting power with respect to 0 shares of common stock, shared voting power with respect to 73,352 shares of common stock, sole dispositive power with respect to 6,831,523 shares of common stock and shared dispositive power with respect to 217,392 shares of common stock.
2T. Rowe Price Investment Management, Inc., 100 E. Pratt Street, Baltimore, Maryland 21202, filed a Schedule 13G/A on February 14, 2023 with respect to the beneficial ownership of 5,694,084 shares of common stock as of December 31, 2022. T. Rowe Price Investment Management, Inc. indicated that it had sole voting power with respect to 2,151,724 shares of common stock and sole dispositive power with respect to 5,694,084 shares of common stock.
3BlackRock, Inc., 55 East 52nd Street, New York, New York 10055, filed a Schedule 13G/A on January 26, 2023 with respect to the beneficial ownership of 5,662,762 shares of common stock as of December 31, 2022. BlackRock, Inc. indicated that it had sole voting power with respect to 5,226,745 shares of common stock and sole dispositive power with respect to 5,662,762 shares of common stock. BlackRock, Inc. indicated that it filed this Schedule 13G/A on behalf BlackRock, Inc. and certain of its subsidiaries.
4FMR LLC, 245 Summer Street, Boston, Massachusetts 02210, filed a Schedule 13G on February 9, 2023 with respect to the beneficial ownership of 3,466,939 shares of common stock as of December 31, 2022. FMR LLC indicated that it had sole voting power with respect to 3,409,965 shares of common stock and sole dispositive power with respect to 3,466,939 shares of common stock. FMR LLC indicated that it filed this Schedule 13G on behalf of FMR LLC, and certain of its subsidiaries and affiliates (including Abigail P. Johnson, a director, Chairman and Chief Executive Officer of FMR LLC) and other companies.
5State Street Corporation, State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111, filed a Schedule 13G on February 8, 2023 with respect to the beneficial ownership of 2,848,731 shares of common stock as of December 31, 2022. State Street Corporation indicated that it had shared voting power with respect to 2,153,834 shares of common stock and shared dispositive power with respect to 2,843,889 shares of common stock. State Street Corporation indicated that it filed this Schedule 13G on behalf of State Street Corporation and certain of its subsidiaries.

80	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Security Ownership of Directors and Executive Officers
Security Ownership of Directors and Executive Officers
The following table provides information concerning the beneficial ownership of common stock as of February 14, 2023 by Assurant’s Chief Executive Officer, Chief Financial Officer, and each of Assurant’s other NEOs for 2022, each director and all current directors and executive officers as a group. As of February 14, 2023, we had 52,919,741 outstanding shares of common stock. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to their shares, except to the extent that authority is shared by their spouses, and have record and beneficial ownership of their shares.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned[1]	Percentage of Class
Keith W. Demmings	38,381	*
Richard S. Dziadzio	45,897	*
Keith R. Meier	9,266	*
Robert A. Lonergan	13,607	*
Francesca L. Luthi	5,093	*
Elaine D. Rosen	21,930	*
Paget L. Alves	2,380	*
J. Braxton Carter	3,214	*
Juan N. Cento	25,054	*
Harriet Edelman	5,358	*
Sari Granat	—	*
Lawrence V. Jackson	21,713	*
Jean-Paul L. Montupet	15,775	*
Debra J. Perry	5,358	*
Ogi Redzic	2,380	*
Paul J. Reilly	16,399	*
Robert W. Stein	14,316	*
All current directors and executive officers as a group (19 persons)	267,659	*

*Less than one percent of class.
1Includes: for Mr. Meier, 690 shares of Common Stock held through the Assurant 401(k) Plan as of December 31, 2022.

For Mr. Stein, includes 851 shares of common stock held by the Robert W. Stein Revocable Living Trust and     Christine M. Denham Revocable Living Trust, Tenants in Common. Also includes 1,500 shares of common stock held by the     Denham Stein Family Foundation. Because Mr. Stein serves as a trustee of this tax-exempt charitable foundation, Mr. Stein is deemed to “control” these 1,500 shares in which he has no economic interest.
For certain NEOs and current executive officers, includes RSUs that will vest (regardless of any delivery delayed in connection with a retirement) on or within 60 days of February 14, 2023 in exchange for the following amounts of common stock as of February 14, 2023: for Mr. Demmings, 4,351 shares; for Mr. Dziadzio, 3,967 shares; for Mr. Meier, 1,788 shares; for Mr. Lonergan, 1,935 shares; and for Ms. Luthi, 2,027 shares.
For certain directors, includes vested RSUs and RSUs that will vest on or within 60 days of February 14, 2023 in exchange for the following amounts of common stock as of February 14, 2023: 11,965 shares for each of Ms. Rosen and Messrs. Cento, Jackson, Montupet, Reilly and Stein; 5,358 shares for each of Ms. Edelman and Ms. Perry; 2,380 shares for each of Messrs. Alves and Redzic; 1,264 shares for Mr. Carter. The settlement of such shares is deferred until separation from the Board.
RSUs that will vest on or within 60 days of February 14, 2023 in exchange for shares of common stock, for all current directors and executive officers as a group, totaled 107,161.

81	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Audit Committee Matters
Audit Committee Matters
AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors of the Company operates under a written charter, adopted and reviewed annually by the Board. The charter describes in greater detail the full responsibilities of the Audit Committee. Among other things, the Audit Committee assists the Board in its oversight of the integrity of the Company’s quarterly and annual financial statements; the Company’s compliance with legal and regulatory requirements; the independent auditors’ qualifications and independence; and the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee reviews the Company’s policies with respect to risk assessment and risk management and coordinates with the Finance and Risk Committee with respect to Board oversight of risk management and global risk management activities. Additional information regarding the Board’s role in risk oversight can be found in the “Corporate Governance” section of this proxy statement.

Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements; for maintaining appropriate accounting and financial reporting processes; for the design and operating effectiveness of the Company’s internal control over financial reporting and related procedures; and for the execution of the Company’s risk management function. In performing its oversight function, the Audit Committee has reviewed and discussed with management the audited consolidated financial statements of the Company as of and for the year ended December 31, 2022 and management’s assessment that the Company maintained effective internal control over financial reporting as of December 31, 2022. Management’s assessment is included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”). In connection with that review, management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that the Company maintained effective internal control over financial reporting as of December 31, 2022. In consultation with management and with input from the Company’s independent registered public accounting firm, the Audit Committee reviews the effectiveness of the internal audit function. In addition, the Audit Committee has reviewed and discussed with management the Company’s policies with respect to risk assessment and risk management, including the guidelines and policies that govern the process by which risk assessment and risk management is undertaken.

PricewaterhouseCoopers LLP (“PwC”) serves as the Company’s independent registered public accounting firm and has served in this role since 2000. Each year, the Audit Committee, in consultation with management and the Company’s head of internal audit, reviews PwC’s performance and considers whether to reappoint PwC, subject to stockholder ratification, to serve as the Company’s independent registered public accounting firm for the current fiscal year. In that review, the Audit Committee considers, among other things, the continued independence of PwC, PwC’s tenure serving the Company, whether PwC’s provision of non-audit services to the Company is compatible with maintaining its independence, and the quality and efficiency of the services provided, as well as the depth of the firm’s and audit team’s expertise and experience in the Company’s industry. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be regular rotation of the independent registered public accounting firm. In addition, the Audit Committee assesses the qualifications and performance of the lead engagement partner and other principal team members of the independent registered public accounting firm, and the Audit Committee and its Chair are involved in the selection of the new lead engagement partner at least every five years or when otherwise required by law. The most recent new lead engagement partner commenced service following the completion of the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2020. The Audit Committee is responsible for pre-approving and regularly reviewing all services, fees and terms associated with the Company’s retention of its independent registered public accounting firm.

82	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Audit Committee Matters
The Audit Committee has reviewed and discussed with PwC their report and related opinion on the fair presentation of the Company’s consolidated financial statements as of and for the year ended December 31, 2022, as well as the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also has received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, has discussed with PwC the independence of the firm, has reviewed and discussed with PwC critical audit matters identified by PwC during the audit, and has considered all of the above-referenced communications as well as all audit, audit-related and non-audit services provided by PwC.
On the basis of the review and discussions referred to above, the Audit Committee has recommended to the Board that the audited financial statements be included in the 2022 Form 10-K for filing with the SEC.
Audit Committee
Paul J. Reilly, Chair
J. Braxton Carter
Harriet Edelman
Robert W. Stein

FEES OF PRINCIPAL ACCOUNTANTS
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of PwC, our independent registered public accounting firm. The Audit Committee is required to pre-approve all audit or non-audit engagements with the independent registered public accounting firm. The Audit Committee has delegated to the Audit Committee Chair the authority to pre-approve audit or non-audit service engagements with the independent registered public accounting firm involving aggregate potential fees of up to $250,000 per engagement. Any such services that are pre-approved by the Chair must then be reported and ratified at the next regularly scheduled Audit Committee meeting.
In approving any non-audit services, the Audit Committee, or its Chair when applicable, considers whether the proposed services are prohibited under current law or regulations. In order to approve the proposed non-audit services, the Audit Committee, or its Chair when applicable, also must be of the opinion that the proposed services, both individually and collectively with all other provided services, will not impair the independence of the independent registered public accounting firm in connection with its audit opinion on the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting. The Audit Committee also receives assurances from the independent registered public accounting firm that the proposed engagement is not a prohibited service under applicable laws and regulations and that the proposed service will not impair the auditors’ independence in connection with its audit opinion on the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting.

83	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Audit Committee Matters

The following table sets forth the aggregate fees for PwC for the fiscal years ended December 31, 2022 and 2021:

	2022	2021
Description of Fees[1]	Amounts (in thousands)	Amounts (in thousands)
Audit Fees[2]	$13,302	$14,131
Audit-Related Fees[3]	$2,296	$2,524
Tax Fees[4]	$260	$98
All Other Fees[5]	$51	$18

1Fees include out-of-pocket expenses of $132,000 and $195,000 for 2022 and 2021, respectively, which were incurred by PwC and billed to the Company in connection with the respective services.
2Audit fees primarily consisted of professional services rendered for the audit of the Company’s consolidated financial statements and effectiveness of its internal control over financial reporting; subsidiary and statutory audits directly related to statutory and regulatory filings; and review of financial statements included in the Company’s Form 10-Q filings.
3Audit-related fees primarily consisted of professional services rendered in connection with control attestation services, benefit plan audits, due diligence services, subsidiary audits that are not directly related to statutory and regulatory filings, consultation on accounting and financial reporting matters, consultation on new accounting standards, information technology pre-implementation services, and other agreed upon procedures.
4Tax fees were for professional services rendered in connection with tax planning, including fees for compliance services.
5All other fees were for professional services rendered in connection with various consulting services.

84	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Incorporation by Reference
Incorporation by Reference
The Compensation Committee Report and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this proxy statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Assurant under the Exchange Act, except to the extent that we specifically incorporate such information by reference into any of these filings. Any reports or other information referenced herein from our website is not deemed part of or incorporated by reference into this proxy statement.

85	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Annual Report and Form 10-K
Annual Report and Form 10-K
The 2022 annual report to stockholders, which includes the 2022 Form 10-K, accompanies this proxy statement.
Without charge, stockholders may obtain a copy of our 2022 Form 10-K containing the audited consolidated financial statements of Assurant for the fiscal year ended December 31, 2022, as filed with the SEC, without the accompanying exhibits, by writing to Investor Relations, Assurant, Inc., 260 Interstate North Circle SE Atlanta, GA 30339. A list of exhibits is included in the accompanying 2022 Form 10-K, and exhibits are available from Assurant upon payment to Assurant of the cost of furnishing them. Without charge, copies of our 2022 Form 10-K and accompanying exhibits are also available under the “Investor Relations” section of our website at http://ir.assurant.com.

86	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Additional Annual Meeting Information
Additional Annual Meeting Information
STOCKHOLDER PARTICIPATION IN THE VIRTUAL ANNUAL MEETING
We will follow a virtual meeting format for the Company’s 2023 Annual Meeting of Stockholders. The virtual meeting format allows attendance from any location in the world. Stockholders will have the same rights and opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. The business of the Annual Meeting will follow the order shown on the agenda on the Annual Meeting website.
Annual Meeting Admission
Because this is a meeting of stockholders, only stockholders as of the record date of March 13, 2023 are permitted to participate in, vote or ask questions during the Annual Meeting. Visit www.virtualshareholdermeeting.com/AIZ2023 and enter the 16-digit control number that can be found on your proxy card, voting instruction or notice. Online access to the Annual Meeting will open at 7:45 a.m. Eastern Time to allow time for stockholders to become familiar with the virtual platform and address any technical difficulties prior to the start of the Annual Meeting at 8:00 a.m. Eastern Time. If you do not have your control number, you will be able to join the meeting as a guest; however, you will not be able to vote or submit questions during the Annual Meeting. Stockholders should ensure that they have a strong WiFi connection from wherever they intend to participate in the virtual Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders for examination 10 days prior to the Annual Meeting. To review the list of stockholders, please contact Investor Relations at Investor.Relations@assurant.com.

Participating during the Annual Meeting
Once admitted into the virtual Annual Meeting, you will have the opportunity to submit questions in writing during the Annual Meeting. If you have a question, please submit the question in the field provided on the Annual Meeting website. The Chair or the Chief Executive Officer may answer the question directly or invite another representative of the Company to respond. Questions pertinent to meeting matters will be answered during the question and answer portion of the virtual Annual Meeting, as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. No recording of the Annual Meeting is allowed, including audio and video recording. For additional information regarding how to participate in the virtual Annual Meeting, please see the Rules of Procedures that will be posted to the virtual Annual Meeting website on the day of the Annual Meeting.

Voting during the Annual Meeting
While we strongly encourage you to vote your shares prior to the virtual Annual Meeting, stockholders may also vote during the Annual Meeting. If you have already voted your shares, your vote has been received by the Company’s inspector of elections and there is no need to vote again, unless you wish to revoke or change your vote.

Technical Difficulties
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, you should contact technical support at 844-986-0822 (US) or 303-562-9302 (International).
NOTICE AND ACCESS

The SEC rules allow us to use a “Notice and Access” model to make our proxy statement and other Annual Meeting materials available to you. On or about March 23, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our common stockholders advising them that our proxy

87	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Additional Annual Meeting Information
statement, 2022 annual report to stockholders and voting instructions can be accessed via the Internet as of such date and will also provide a printed or emailed copy of our proxy materials to those stockholders who requested delivery by such methods. You may then access these materials and vote your shares via the Internet or by telephone or you may request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner described in the Notice. Using the Notice allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with convenient access to the proxy materials via the Internet.
We have adopted a procedure, approved by the SEC, called “householding” whereby stockholders of record who have the same address and last name and receive hard copies of the annual report and proxy statement will receive only one set of materials per household. However, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement, he or she may telephone toll-free 1-866-540-7095 or write to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their bank or broker, if they are beneficial holders, or by contacting Broadridge at the address set forth above if they are record holders.
The solicitation of proxies for the Annual Meeting is being made by telephone, Internet and mail. Proxies may be solicited on behalf of the Company by its officers, directors or employees by telephone, in person or by other electronic means without additional compensation. We have retained Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut 06902, to assist with the solicitation of proxies for an estimated fee of $12,000 plus reimbursement of expenses. We will bear the cost of the solicitation of proxies and will reimburse brokerage firms and other record holders of shares beneficially owned by others for their reasonable expenses incurred in forwarding solicitation material to beneficial owners of shares.
Any holder of record of common stock may revoke his or her proxy at any time before it is voted by delivering a signed proxy or other written notice of revocation, which is dated later than the initially voted proxy, to the Corporate Secretary of Assurant. Any holder of record of shares of common stock present at the Annual Meeting may also withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting. All shares of common stock represented by properly signed and returned proxies in the accompanying form or those submitted by Internet or telephone, unless revoked, will be voted in accordance with the instructions given thereon. A properly executed proxy without specific voting instructions will be voted as recommended by the Board: FOR each director nominee; FOR Proposals Two and Three; and with respect to Proposal Four, for 1 YEAR, each as described in this proxy statement.
Any stockholder whose shares are held through a broker, bank or other nominee (shares held in street name) will receive instructions from the broker, bank or other nominee that must be followed in order to have his or her shares voted.

Only holders of record of common stock at the close of business on March 13, 2023, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. As of the close of business on that date, 52,920,859 shares of our common stock were outstanding. Holders of common stock will each be entitled to one vote per share of common stock held on that date.
Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. Pursuant to Assurant’s by-laws and the Delaware General Corporation Law (the “DGCL”), the presence of the holders of shares representing a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, whether in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the DGCL, abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum.

88	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Additional Annual Meeting Information
The NYSE permits brokers to exercise discretionary voting authority on “routine” matters if the broker has not received specific voting instructions. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023 (Proposal Two) is the only matter to be voted on at the Annual Meeting as to which brokers will be permitted to vote uninstructed shares. Brokers who do not receive voting instructions from their clients with respect to the other proposals will not be able to exercise discretion to vote on those proposals and those shares will not be counted as voting for or against the matter or “entitled to vote” on the matter, and will, therefore, have no legal effect on the voting.
We urge stockholders to vote their shares by Internet, telephone or mail.
OTHER MATTERS
The Board knows of no matters to be brought before the Annual Meeting other than those listed in the attached Notice of 2023 Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment on such matters.

89	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Stockholder Proposals
Stockholder Proposals
To be considered for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act for our 2024 annual meeting of stockholders, proposals of stockholders must be received by the Corporate Secretary in writing at Assurant, Inc., 260 Interstate North Circle SE Atlanta, GA 30339 and via email at corporatesecretary@assurant.com, no later than November 24, 2023 and must comply with the procedures of Rule 14a-8 under the Exchange Act.
Stockholders intending to present business at our 2024 annual meeting of stockholders, but not intending to have the proposal included in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, must comply with the requirements set forth in our by-laws. To bring business before our 2024 annual meeting, a stockholder must submit written notice complying with the by-laws to the Corporate Secretary of Assurant not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than January 12, 2024 and no later than February 11, 2024.
Our Board has adopted proxy access, which permits a stockholder or a group of up to 20 stockholders holding 3% or more of our outstanding shares of common stock continuously for at least three years to nominate a number of directors constituting the greater of two directors or 20% of the number of directors on our Board, as set forth in our by-laws. If you wish to propose a nomination pursuant to our proxy access by-law provision, you must deliver a notice to Assurant containing certain information set forth in our by-laws, no earlier than 150 calendar days and no later than 120 calendar days prior to the anniversary of the date that we distributed our proxy statement for the preceding year’s annual meeting. For our 2024 annual meeting of stockholders, we must receive this notice between October 25, 2023 and November 24, 2023. Stockholders should send their notices to the Corporate Secretary at Assurant, Inc., 260 Interstate North Circle SE Atlanta, GA 30339 and via email at corporatesecretary@assurant.com.

90	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

APPENDIX A: Reconciliation of Non-GAAP Financial Measures
Appendix A: Reconciliation of Non-GAAP Financial Measures
Assurant uses the following non-GAAP financial measures in this proxy statement to analyze the Company’s operating performance. Assurant’s non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Because Assurant’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Assurant’s non-GAAP financial measures to those of other companies.
Assurant uses net operating income, excluding reportable catastrophes (which represents individual catastrophic events that generate losses in excess of $5.0 million, pre-tax, net of reinsurance and client profit sharing adjustments and including reinstatement and other premiums), as an important measure of the Company’s operating performance in this proxy statement. Net operating income equals GAAP net income from continuing operations, excluding net realized gains (losses) on investments and fair value changes to equity securities, COVID-19 direct and incremental expenses, loss on extinguishment of debt, non-core operations, restructuring costs related to strategic exit activities (outside of normal periodic restructuring and cost management activities), as well as other highly variable or unusual items. The Company believes this metric provides investors with an important measure of the Company’s operating performance in this proxy statement because the excluded items do not represent the ongoing operations of the Company, and it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income from continuing operations.

(UNAUDITED)	Twelve Months Ended December 31,
($ in millions)	2022
GAAP net income from continuing operations	$276.6
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	179.7
COVID-19 direct and incremental expenses	4.7
Loss on extinguishment of debt	0.9
Non-core operations	79.5
Restructuring costs	53.1
Other Adjustments:
Assurant Health runoff operations	0.6
Acquisition integration expenses	14.9
Foreign exchange related losses	13.4
Gain related to benefit plan activity	(18.2)
Merger and acquisition transaction and other related expenses	13.4
Benefit for income taxes	(64.2)
Total adjustments, after-tax	277.8
Reportable catastrophes, pre-tax	172.1
Tax impact of reportable catastrophes	(36.2)
Net operating income, excluding reportable catastrophes	$690.3

A-1	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

APPENDIX A: Reconciliation of Non-GAAP Financial Measures
Assurant uses net operating income, excluding reportable catastrophes, per diluted share as an important measure of the Company's stockholder value. Assurant defines net operating income, excluding reportable catastrophes, per diluted share as net operating income, excluding reportable catastrophes (each as defined above), plus any dilutive preferred stock dividends, divided by the weighted average diluted shares outstanding. The Company believes this metric provides investors with an important measure of stockholder value for the reasons noted above. The comparable GAAP measure is net income from continuing operations per diluted share, defined as net income from continuing operations plus any dilutive preferred stock dividends less net income from non-controlling interests divided by the weighted average number of diluted shares outstanding.

(UNAUDITED)	Twelve Months Ended December 31,
($ per share)	2022
GAAP net income from continuing operations per diluted share	$5.05
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	3.28
COVID-19 direct and incremental expenses	0.08
Loss on extinguishment of debt	0.02
Non-core operations	1.45
Restructuring costs	0.97
Other Adjustments:
Assurant Health runoff operations	0.01
Acquisition integration expenses	0.27
Foreign exchange related losses	0.25
Gain related to benefit plan activity	(0.33)
Merger and acquisition transaction and other related expenses	0.25
Benefit for income taxes	(1.18)
Total adjustments, after-tax	5.07
Reportable catastrophes, pre-tax	3.14
Tax impact of reportable catastrophes	(0.66)
Net operating income, excluding reportable catastrophes, per diluted share	$12.60

A-2	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

APPENDIX A: Reconciliation of Non-GAAP Financial Measures

(UNAUDITED)	As Originally Reported			3-Year Cumulative
	Twelve Months Ended December 31,
($ per share)	2021	2020	2019
GAAP net income from continuing operations per diluted share	$10.20	$6.99	$5.84	$23.03
Adjustments, pre-tax:
Net realized (gains) losses on investments and fair value changes to equity securities	(2.14)	0.28	(1.06)	(2.92)
Global Preneed goodwill impairment	—	2.18	—	2.18
COVID-19 direct and incremental expenses	0.17	0.43	—	0.60
CARES Act tax benefit (after-tax)	—	(1.34)	—	(1.34)
Restructuring costs	0.22	—	—	0.22
Net charge related to Iké	—	0.09	2.62	2.71
Loss on extinguishment of debt and other related costs	0.34	—	0.60	0.94
Other Adjustments:
Assurant Health runoff operations	(0.01)	(0.25)	(0.45)	(0.71)
Amortization of deferred gains on disposal of businesses	—	(0.17)	(0.23)	(0.40)
Acquisition integration expenses	0.29	0.35	0.45	1.09
Foreign exchange related losses	0.23	0.19	0.29	0.71
Current expected credit losses for businesses in runoff	(0.03)	0.05	—	0.02
Gain related to benefit plan activity	(0.27)	(0.25)	(0.09)	(0.61)
Net charge related to Green Tree Insurance Agency acquisition	—	—	0.25	0.25
Loss on sale of Mortgage Solutions	—	—	0.15	0.15
Loss on building held for sale	—	—	0.12	0.12
State tax for AEB sale (after-tax)	—	0.05	—	0.05
Net gain from deconsolidation of consolidated investment entities	—	(0.12)	—	(0.12)
Impact of Tax Cuts and Jobs Act at enactment (after-tax)	—	(0.02)	—	(0.02)
Change in fair value of derivative investment and other expenses related to merger and acquisition activities	0.10	0.23	0.03	0.36
Provision (benefit) for income taxes	0.26	(0.06)	0.03	0.23
Total adjustments, after-tax	(0.84)	1.64	2.71	3.51
Reportable catastrophes, pre-tax	2.40	2.75	0.83	5.98
Tax impact of reportable catastrophes	(0.50)	(0.58)	(0.17)	(1.25)
Net operating income, excluding reportable catastrophes, per diluted share	$11.26	$10.80	$9.21	$31.27

A-3	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

APPENDIX A: Reconciliation of Non-GAAP Financial Measures
Assurant uses Adjusted EBITDA, excluding reportable catastrophes, as an important measure of the Company’s performance. Assurant defines Adjusted EBITDA, excluding reportable catastrophes, as net income from continuing operations, excluding net realized losses (gains) on investments and fair value changes to equity securities, COVID-19 direct and incremental expenses, loss on extinguishment of debt, non-core operations, net income (loss) attributable to non-controlling interests, interest expense, provision (benefit) for income taxes, depreciation expense, amortization of purchased intangible assets, restructuring costs related to strategic exit activities (outside of normal periodic restructuring and cost management activities), reportable catastrophes (defined above), as well as other highly variable or unusual items. The Company believes this metric provides investors with an important measure of the Company's operating performance because it excludes items that do not represent the ongoing operations of the Company, and therefore (i) enhances management’s and investors’ ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, as the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. It also excludes reportable catastrophes, which can be volatile. Although the Company excludes amortization of purchased intangible assets from Adjusted EBITDA, revenue generated from such intangible assets is included within the revenue in determining Adjusted EBITDA. The comparable GAAP measure is net income from continuing operations.

(UNAUDITED)	Twelve Months Ended December 31,
2022
GAAP net income from continuing operations	$276.6
Less:
Interest expense	108.3
Provision for income taxes	73.3
Depreciation expense	86.3
Amortization of purchased intangible assets	69.7
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	179.7
COVID-19 direct and incremental expenses	4.7
Loss on extinguishment of debt	0.9
Non-core operations	79.5
Restructuring costs	53.1
Other Adjustments:
Assurant Health runoff operations	0.6
Acquisition integration expenses	14.9
Foreign exchange related losses	13.4
Gain related to benefit plan activity	(18.2)
Merger and acquisition transaction and other related expenses	13.4
Total other adjustments	24.1
Reportable catastrophes	172.1
Adjusted EBITDA, excluding reportable catastrophes	$1,128.3

A-4	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

APPENDIX A: Reconciliation of Non-GAAP Financial Measures
Assurant uses Adjusted earnings, excluding reportable catastrophes, per diluted share as an important measure of the Company’s stockholder value. Assurant defines Adjusted earnings per diluted share as net income from continuing operations, excluding net realized losses (gains) on investments and fair value changes to equity securities, amortization of purchased intangible assets, COVID-19 direct and incremental expenses, loss on extinguishment of debt, non-core operations, net income (loss) attributable to non-controlling interests, restructuring costs related to strategic exit activities (outside of normal periodic restructuring and cost management activities), as well as other highly variable or unusual items, plus any dilutive preferred stock dividends, divided by the weighted average diluted shares outstanding. The Company believes this metric provides investors with an important measure of stockholder value because it excludes items that do not represent the ongoing operations of the Company, and therefore (i) enhances management's and investors' ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, including because the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. It also excludes reportable catastrophes, which can be volatile. Although the Company excludes amortization of purchased intangible assets from Adjusted earnings, revenue generated from such intangible assets is included within the revenue in determining Adjusted earnings. The comparable GAAP measure is net income from continuing operations per diluted share (defined above).

A-5	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

APPENDIX A: Reconciliation of Non-GAAP Financial Measures

(UNAUDITED)	Twelve Months Ended December 31,
	2022	2021	2020
GAAP net income from continuing operations, per diluted share	$5.05	$10.03	$8.21
Adjustments, pre-tax:
Net realized losses (gains) on investments and fair value changes to equity securities	3.28	(2.14)	0.14
Amortization of purchased intangible assets	1.27	1.10	0.83
COVID-19 direct and incremental expenses	0.08	0.17	0.42
CARES Act tax benefit (after-tax)	—	—	(1.34)
Loss on extinguishment of debt	0.02	0.34	—
Non-core operations	1.45	0.23	(0.12)
Restructuring costs	0.97	0.22	—
Other Adjustments:
Assurant Health runoff operations	0.01	(0.01)	(0.25)
Net charge related to Iké	—	—	0.09
Acquisition integration expenses	0.27	0.29	0.35
Foreign exchange related losses	0.25	0.23	0.18
Gain related to benefit plan activity	(0.33)	(0.27)	(0.25)
State tax for AEB sale (after-tax)	—	—	0.05
Net gain from deconsolidation of consolidated investment entities	—	—	(0.11)
Impact of Tax Cuts and Jobs Act at enactment (after-tax)	—	—	(0.02)
Merger and acquisition transaction and other related expenses	0.25	0.07	0.27
Benefit for income taxes	(1.44)	(0.02)	(0.19)
Total adjustments, after-tax	6.08	0.21	0.05
Reportable catastrophes, pre-tax	3.14	2.59	2.83
Tax impact of reportable catastrophes	(0.66)	(0.55)	(0.60)
Adjusted earnings, excluding reportable catastrophes, per diluted share	$13.61	$12.28	$10.49

A-6	Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

VOTE BY INTERNET - www.proxyvote.com or scan QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 10, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 8, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ASSURANT, INC. 260 Interstate North Circle SE Atlanta, GA 30339	During The Meeting- Go to www.virtualshareholdermeeting.com/AIZ2023

You may attend the meeting via the Internet and vote during the meeting. Have available the information that is printed in the box marked by the arrow and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs as well as the environmental impact of mailing proxy materials, we encourage you to consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 10, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 8, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you to vote FOR the following:
1.	Election of Directors:
The Board of Directors recommends you vote FOR proposals 2 and 3.
	Nominees	For	Against	Abstain			For	Against	Abstain

1a.	Elaine D. Rosen	☐	☐	☐	2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for 2023.	☐	☐	☐

1b.	Paget L. Alves	☐	☐	☐

1c.	Rajiv Basu	☐	☐	☐	3.	Advisory approval of the 2022 compensation of the Company’s named executive officers.	☐	☐	☐

1d.	J. Braxton Carter	☐	☐	☐

1e.	Juan N. Cento	☐	☐	☐		The Board of Directors recommends you vote for 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain

1f.	Keith W. Demmings	☐	☐	☐	4.	Advisory approval of the frequency of executive compensation votes.	☐	☐	☐	☐

1g.	Harriet Edelman	☐	☐	☐

1h.	Sari Granat	☐	☐	☐		NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

1i.	Lawrence V. Jackson	☐	☐	☐

1j.	Debra J. Perry	☐	☐	☐

1k.	Ognjen (Ogi) Redzic	☐	☐	☐

1l.	Paul J. Reilly	☐	☐	☐

1m.	Robert W. Stein	☐	☐	☐			Yes	No
						Please indicate if you plan to attend this meeting.	☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)						Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2023 Notice and Proxy Statement and 2022 Annual Report are available at www.proxyvote.com.

E60628-P17817

ASSURANT, INC. Annual Meeting of Stockholders May 11, 2023 8:00 AM ET This proxy is solicited by the Board of Directors

The stockholders hereby appoint Jay Rosenblum and Mariana Wisk, and each of them acting individually, as proxies, each with the power to appoint his or her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ASSURANT, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Eastern Time on May 11, 2023, virtually at www.virtualshareholdermeeting.com/AIZ2023, and any such adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each director nominee, FOR Proposals Two and Three and with respect to Proposal Four, for 1 YEAR, and in the discretion of the proxies on any other matter that may properly come before the Annual Meeting.

Continued and to be signed on reverse side